UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DISH Network Corporation
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March 20, 2020

DEAR SHAREHOLDER:

It is a pleasure for me to extend to you an invitation to attend the 2020 Annual Meeting of Shareholders of DISH Network Corporation.  The Annual Meeting will be held on May 1, 2020, at 12:00 Noon, local time, at DISH Network’s headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.  Depending on concerns about the Coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Colorado. We would publicly announce a determination to hold, and the means for accessing, a Virtual Annual Meeting in a press release available at https://ir.dish.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time.

The enclosed Notice of 2020 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted upon at the Annual Meeting.  During the Annual Meeting, we will also review DISH Network’s operations and other items of general interest regarding the corporation.

We hope that all shareholders will attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented.  To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions included with the proxy card.

On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in DISH Network.  I look forward to seeing you at the Annual Meeting.

CHARLES W. ERGEN
Chairman

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF DISH NETWORK CORPORATION:

The Annual Meeting of Shareholders of DISH Network Corporation will be held on May 1, 2020, at 12:00 Noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.  Depending on concerns about the Coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Colorado. We would publicly announce a determination to hold, and the means for accessing, a Virtual Annual Meeting in a press release available at https://ir.dish.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time.

The Annual Meeting of Shareholders is being held for the following purposes:

1.              To elect nine directors to our Board of Directors;

2.              To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.              To amend and restate our Employee Stock Purchase Plan;

4.              To conduct a non-binding advisory vote on executive compensation; and

5.              To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy.  Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

•                  Vote online or by telephone, by following the instructions included with the proxy card; or

•                  Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 10, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.  This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about March 20, 2020.

By Order of the Board of Directors

BRANDON EHRHART
Secretary

March 20, 2020

9601 S. Meridian Blvd. • Englewood, Colorado 80112 • Tel: (303) 723-1000 • Fax: (303) 723-1999

PROXY STATEMENT

OF

DISH NETWORK CORPORATION

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of DISH Network Corporation (“DISH Network,” “we,” “us,” “our,” or the “Corporation”).  The Annual Meeting will be held on May 1, 2020, at 12:00 Noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.  Depending on concerns about the Coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Colorado. We would publicly announce a determination to hold, and the means for accessing, a Virtual Annual Meeting in a press release available at https://ir.dish.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time.

This Proxy Statement is being sent or provided on or about March 20, 2020, to holders of record at the close of business on March 10, 2020 (the “Record Date”) of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).

Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”).  Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted.  You may also revoke your proxy by submitting a proxy with a later date or by voting in person at the Annual Meeting.  To vote online or by telephone, please refer to the instructions included with the proxy card.  To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card.  Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on April 30, 2020.  Submitting your vote online or by telephone or mail will not affect your right to vote in person, if you choose to do so.  Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card.  The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of nine directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, the amendment and restatement of our Employee Stock Purchase Plan, and a non-binding advisory vote on executive compensation.  If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter.  Your presence at the Annual Meeting does not of itself revoke your proxy.

Attendance at the Meeting

All of our shareholders of record at the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis.  Registration and seating will begin at 11:30 a.m., local time, and the Annual Meeting will begin at 12:00 Noon, local time.  Each shareholder may be asked to present a valid government issued photo identification confirming his or her identity as a shareholder of record, such as a driver’s license or passport.  Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

If your shares are held by a broker, bank, or other nominee (often referred to as holding in “street name”) and you desire to attend the Annual Meeting, you will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting your share ownership as of the Record Date.  All shareholders must check in at the registration desk at the Annual Meeting.

Securities Entitled to Vote

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record,” with respect to those shares. Shareholders of record receive this Proxy Statement and the accompanying 2019 Annual Report and the proxy card directly from us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or other nominee, who is considered with respect to those shares the shareholder of record, should have forwarded the Notice of Internet Availability of Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by completing the voting instruction form.

Only shareholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting.  Such shareholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting.  At the close of business on the Record Date, 284,616,278 Class A Shares and 238,435,208 Class B Shares were outstanding.  Each Class A Share is entitled to one vote per share on each proposal to be considered by our shareholders.  Each Class B Share is entitled to ten votes per share on each proposal to be considered by our shareholders.

Vote Required

In accordance with our Articles of Incorporation, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director.  No cumulative voting is permitted.  The nine nominees receiving the highest number of votes cast “for” will be elected.

The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation.  The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation.

Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting.  Abstentions will have the same effect as votes “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the approval of the amendment and restatement of our Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation.  However, abstentions will not be counted as “against” or “for” the election of directors.  Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our Employee Stock Purchase Plan or the non-binding advisory vote on executive compensation.

Charles W. Ergen, our Chairman, currently possesses approximately 91.0% of the total voting power of our issued and outstanding shares.  Please see “Security Ownership of Certain Beneficial Owners and Management” below.  Mr. Ergen has indicated his intention to vote: (1) for the election of each of the nine director nominees; (2) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; (3) for the amendment and restatement of our Employee Stock Purchase Plan; and (4) for the non-binding advisory vote on executive compensation.  Accordingly, the election of each of the director nominees, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.”  Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.  This householding procedure reduces our printing costs and postage fees.

We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.  Please notify Broadridge Financial Solutions at 51 Mercedes Way, Edgewood, New York 11717 or (800) 542-1061 to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials.

If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions at the address or phone number provided above.

Our Mailing Address

Our mailing address is 9601 S. Meridian Blvd., Englewood, Colorado 80112.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

Our shareholders will elect a board of nine directors at the Annual Meeting.  Each of the directors is expected to hold office until the next annual meeting of our shareholders, or until his or her respective successor shall be duly elected and qualified.  The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director.  This means that the nine nominees who receive the most votes will be elected to the nine open directorships, even if they get less than a majority of the votes cast.  Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected.  If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.  As previously discussed in our public filings, Charles M. Lillis, a current member of the Board of Directors, intends to retire when his term expires on May 1, 2020.  The Board of Directors has determined to reduce the size of the Board from ten directors to nine directors effective immediately following the expiration of Mr. Lillis’ term as a director at the conclusion of the Annual Meeting.

The nominees for director are as follows:

Name	Age	First Became Director	Position with the Corporation

Kathleen Q. Abernathy	63	2019	Director
George R. Brokaw	52	2013	Director
James DeFranco	67	1980	Director and Executive Vice President
Cantey M. Ergen	64	2001	Director and Senior Advisor
Charles W. Ergen	67	1980	Chairman
Afshin Mohebbi	57	2014	Director
Tom A. Ortolf	69	2005	Director
Joseph T. Proietti	38	2019	Director
Carl E. Vogel	62	2005	Director and Senior Advisor

The following sets forth the business experience of each of the nominees over the last five years:

Kathleen Q. Abernathy.  Ms. Abernathy joined the Board in March 2019 and is a member of our Audit Committee and Compensation Committee.  Ms. Abernathy currently serves on the Board of Directors of various private and non-profit companies and organizations.  Ms. Abernathy served as Executive Vice President, External Affairs for Frontier Communications Inc. (“Frontier”) from March 2010 through April 2017 as well as Chief Legal Officer from 2010 through 2013.  Prior to that time, Ms. Abernathy served as a member of the Board of Directors of Frontier from 2005 through 2010 and as a partner for various law firms providing policy and regulatory services for various clients in the telecommunications industry.  Ms. Abernathy also served as a Commissioner at the Federal Communications Commission (the “FCC”) from 2001 through 2005.  From time to time, Ms. Abernathy also has held positions with various companies and law firms related to the telecommunications industry.  The Board has determined that Ms. Abernathy meets the independence requirements of NASDAQ and SEC rules and regulations.  The Board concluded that Ms. Abernathy should continue to serve on the Board due, among other things, to her regulatory and managerial experience in the telecommunications and related industries, acquired, in part, during her tenure with Frontier and the FCC.

George R. Brokaw.  Mr. Brokaw joined the Board in October 2013 and is a member of our Audit Committee, Compensation Committee, and Nominating Committee.  Since October 2013, Mr. Brokaw has served as a private investor through several private and public investment vehicles. Previously, Mr. Brokaw served as Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC (“Highbridge”).  Prior to joining Highbridge, Mr. Brokaw was a Managing Director and Head of Private Equity at Perry Capital, L.L.C. (“Perry”).  Prior to joining Perry, Mr. Brokaw was Managing Director (Mergers & Acquisitions) of Lazard Frères & Co. LLC (“Lazard”).  Mr. Brokaw currently serves on the board of directors of Alico, Inc. and Consolidated Tomoka Inc.  Mr. Brokaw previously served on several public company boards of directors including Modern Media Acquisition Corp, North American Energy Partners Inc. and Terrapin 3 Acquisition Corporation.  The Board has determined that Mr. Brokaw meets the independence requirements of NASDAQ and SEC rules and regulations.  The Board concluded that Mr. Brokaw should continue to serve on the Board due, among other things, to his financial experience, acquired, in part, during his tenure with Highbridge, Perry and Lazard.  Mr. Brokaw received a B.A. from Yale University and a J.D. and M.B.A. from the University of Virginia.  Mr. Brokaw is a member of the New York Bar.

James DeFranco.  Mr. DeFranco is one of our Executive Vice Presidents and has been one of our vice presidents and a member of the Board of Directors since our formation.  During the past five years he has held various executive officer and director positions with DISH Network and our subsidiaries.  During 1980, Mr. DeFranco co-founded DISH Network with Charles W. Ergen and Cantey M. Ergen.  The Board concluded that Mr. DeFranco should continue to serve on the Board due, among other things, to his knowledge of DISH Network since its formation, particularly in sales and marketing.

Cantey M. Ergen.  Mrs. Ergen has served on the Board since May 2001, is currently a Senior Advisor to us and has had a variety of operational responsibilities with us since our formation.  Mrs. Ergen served as a member of the board of trustees of Children’s Hospital Colorado from 2001 to 2012, and is now an honorary lifetime member.  Mrs. Ergen also served on the board of trustees of Wake Forest University from 2009 to 2018 and since 2019.  During 1980, Mrs. Ergen co-founded DISH Network with her future spouse, Charles W. Ergen, and James DeFranco.  The Board concluded that Mrs. Ergen should continue to serve on the Board due, among other things, to her knowledge of DISH Network since its inception and her service to us in a multitude of roles over the years.

Charles W. Ergen.  Mr. Ergen serves as our executive Chairman and has been Chairman of the Board of Directors since our formation.  During the past five years, Mr. Ergen has held various executive officer and director positions with DISH Network and our subsidiaries including the position of President, which he most recently held from March 2015 to December 2015, and Chief Executive Officer, which he held most recently from March 2015 to December 2017.  During 1980, Mr. Ergen co-founded DISH Network with his future spouse, Cantey M. Ergen, and James DeFranco.  Mr. Ergen also serves as executive Chairman and Chairman of the Board of Directors of EchoStar Corporation (“EchoStar”).  The Board concluded that Mr. Ergen should continue to serve on the Board due, among other things, to his role as our co-founder and controlling shareholder and the expertise, leadership and strategic direction that he has contributed to us since our formation.

Afshin Mohebbi.  Mr. Mohebbi joined the Board in September 2014 and is a member of our Audit Committee and Nominating Committee. Mr. Mohebbi is a private investor and advisor to public and private companies.  Mr. Mohebbi has been a Senior Advisor to TPG Capital since March 2003.  Prior to TPG Capital, Mr. Mohebbi was President and Chief Operating Officer of Qwest Communications International, Inc. (“Qwest”) from April 2001 to December 2002.  From July 2000 to April 2001, Mr. Mohebbi served as President, Worldwide Operations of Qwest.  From June 1999 to July 2000, Mr. Mohebbi served as President and Chief Operating Officer at Qwest prior to its merger with US WEST, Inc.  Before joining Qwest, Mr. Mohebbi served as President and managing director of the United Kingdom Markets for British Telecom and was a member of its management board from 1997 to 1999.  Prior to British Telecom, Mr. Mohebbi served as Vice President-Marketing for SBC Communications, Inc., following its acquisition of Pacific Bell in 1997.  Mr. Mohebbi began his career with Pacific Bell in 1983, where he held a variety of positions, including Vice President-Business Markets. Mr. Mohebbi previously served on the board of directors of Hanaro Telecom Incorporated from 2005 to 2007 and the board of directors of BearingPoint, Inc. from 2001 to 2005.  Mr. Mohebbi currently serves on the board of directors of Digital Realty Trust, Inc., which he joined in 2016.  Mr. Mohebbi also serves on the boards of directors of several private companies.  The Board has determined that Mr. Mohebbi meets the independence requirements of NASDAQ and SEC rules and regulations.  The Board concluded that Mr. Mohebbi should continue to serve on the Board due, among other things, to his financial and managerial experience in the telecommunications and related industries, acquired, in part, during his tenure with TPG Capital and Qwest.

Joseph T. Proietti.  Mr. Proietti joined the Board in October 2019.  Mr. Proietti is the founder and president of BNP, a consolidated investment firm where he oversees direct investments, business operations, and real estate development. Mr. Proietti has spent his career focused on driving economic development and quality of life for communities across the country. He previously served as part of the international tax department at KPMG LLP.  Mr. Proietti earned an undergraduate degree from the University of California, Davis, and law degrees from the University of Baltimore and the University of Denver.  The Board has determined that Mr. Proietti meets the independence requirements of NASDAQ and SEC rules and regulations.  The Board concluded Mr. Proietti should serve continue to serve on the Board due, among other things, to his financial, investment and managerial experience, acquired, in part, during his tenure with BNP.

Tom A. Ortolf.  Mr. Ortolf joined the Board in May 2005 and is a member of our Audit Committee, Compensation Committee, and Nominating Committee.  Mr. Ortolf has been the President of CMC, a privately held investment management firm, for over twenty years.  The Board has determined that Mr. Ortolf meets the independence requirements of NASDAQ and SEC rules and regulations.  Mr. Ortolf has also served as a member of the board of directors of EchoStar since its formation in October 2007.  The Board concluded that Mr. Ortolf should continue to serve on the Board due, among other things, to his knowledge of DISH Network from his service as a director since 2005 and his expertise in finance, business, and risk management, in particular in light of his experience as an executive with CMC.

Carl E. Vogel.  Mr. Vogel has served on the Board since May 2005 and is currently a Senior Advisor to us.  Mr. Vogel is also a private investor as well as a senior advisor to KKR & Co. L.P.  He served as our President from September 2006 to February 2008 and served as our Vice Chairman from June 2005 to March 2009.  From October 2007 to March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar.  From 2001 to 2005, Mr. Vogel served as the President and CEO of Charter, a publicly-traded company providing cable television and broadband services to approximately six million customers. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media Corporation from 1998 to 2001.  Mr. Vogel was one of our executive officers from 1994 to 1997, including serving as our President from 1995 to 1997.  Mr. Vogel is also currently serving on the boards of directors of Shaw Communications Inc. (which he joined in 2006), Universal Electronics, Inc. (which he joined in 2009), Sirius XM Holdings Inc. (which he joined in 2011) and AMC Networks Inc. (which he joined in 2013).  The Board concluded that Mr. Vogel should continue to serve on the Board due, among other things, to his knowledge of DISH Network from his service as a director and officer and his experience in the telecommunications and related industries from his service over the years as a director or officer with a number of different companies in those industries.

Charles W. Ergen, our Chairman, currently possesses approximately 91.0% of the total voting power.  Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Ergen has indicated his intention to vote in favor of each of the nominees set forth in Proposal No. 1.  Accordingly, election of all of the nominees set forth in Proposal No. 1 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.

The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein (Item No.  1 on the enclosed proxy card).

CORPORATE GOVERNANCE MATTERS

Board of Directors and Committees and Selection Process

Our Board held 11 meetings in 2019 and also took action by unanimous written consent on four occasions during 2019.  Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served.  In addition, our non-employee directors held four executive sessions in 2019.

Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal.  Officers serve at the discretion of the Board.

We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Charles W. Ergen, our Chairman.  Mr. Ergen currently beneficially owns approximately 52.3% of our total equity securities and possesses approximately 91.0% of the total voting power.  Mr. Ergen’s beneficial ownership excludes 71,604 Class A Shares held by certain trusts established by Mr. Ergen for the benefit of his family.  Please see “Security Ownership of Certain Beneficial Owners and Management” below.  Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.  Nevertheless, the Corporation has created a Compensation Committee and a Nominating Committee, in addition to an Audit Committee, all of which are composed entirely of independent directors.  The charters of our Compensation, Audit and Nominating Committees are available free of charge on the investor relations section of our website at https://ir.dish.com.  The function and authority of these committees are described below:

Audit Committee.  Our Board has established a standing Audit Committee in accordance with NASDAQ rules and Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and related SEC rules and regulations.  The Audit Committee operates under an Audit Committee Charter adopted by the Board.  The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and other financial reports that require approval by the Board; (v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review the scope of our independent registered public accounting firm’s audit plans and the results of their audits; and (vii) evaluate the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee held nine meetings and did not take action by unanimous written consent during 2019.  The current members of the Audit Committee are Ms. Abernathy, Mr. Brokaw, Mr. Mohebbi and Mr. Ortolf, with Mr. Ortolf serving as Chairman of the Audit Committee and Mr. Brokaw serving as our “audit committee financial expert.” The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. The Board has also determined that each member of our Audit Committee is financially literate and that Mr. Brokaw qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations.

Compensation Committee.  The Compensation Committee operates under a Compensation Committee Charter adopted by the Board. The principal functions of the Compensation Committee are, to the extent the Board deems necessary or appropriate, to: (i) make and approve all option grants and other issuances of DISH Network’s equity securities to DISH Network’s executive officers and Board members other than nonemployee directors; (ii) approve all other option grants and issuances of DISH Network’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation and certify achievement of such goals prior to payment; and (iv) set the compensation of Mr. Ergen, who is our Chairman. The Compensation Committee held seven meetings and acted by unanimous written consent on three occasions during 2019.  The current members of the Compensation Committee are Ms. Abernathy, Mr. Brokaw and Mr. Ortolf, with Mr. Brokaw serving as Chairman of the Compensation Committee.  The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations.

Nominating Committee.  The Nominating Committee operates under a Nominating Committee Charter adopted by the Board.  The principal function of the Nominating Committee is to recommend independent director nominees for selection by the Board.  The Nominating Committee held two meetings and did not take action by unanimous written consent during 2019.  The current members of the Nominating Committee are Mr. Brokaw, Mr. Mohebbi and Mr. Ortolf, with Mr. Mohebbi serving as Chairman of the Nominating Committee.  The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations.

The Nominating Committee will consider candidates suggested by its members, other directors, senior management and shareholders as appropriate.  No search firms or other advisors were retained to identify prospective nominees during the past fiscal year.  In light of its written charter, the Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by security holders or with respect to nominating anyone to our Board other than nonemployee directors.  Director candidates, whether recommended by the Nominating Committee, other directors, senior management or shareholders are currently considered by the Nominating Committee and the Board, as applicable, in light of the entirety of their credentials, including, but not limited to, the following diverse factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience, and industry background; (v) their independence from management under listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation.

Board Criteria.  In considering whether to recommend a prospective nominee for selection by the Board, including candidates recommended by shareholders, the Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  However, DISH Network believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Nominating Committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s General Counsel or any member of the Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Corporation’s Bylaws relating to shareholder nominations.  Communications can be directed to the Corporation’s General Counsel or any member of the Nominating Committee in accordance with the process described in “Shareholder Communications” below.

Board Leadership Structure.  The Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer, with Mr. Charles W. Ergen serving as Chairman and Mr. W. Erik Carlson serving as President and Chief Executive Officer of DISH Network.  Mr. Ergen has previously held the positions of Chairman and Chief Executive Officer of DISH Network from time to time.  Mr. Carlson is responsible for the day-to-day management of the Corporation and Mr. Ergen primarily identifies strategic priorities and leads the discussion and execution of strategy for DISH Network including, without limitation, devoting attention to the company’s emerging wireless business.  We believe this leadership structure is appropriate for the Corporation because, among other reasons, separating the Chairman and Chief Executive Officer roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership.  Among other things, separation of these roles allows our Chief Executive Officer and other members of senior management to focus on our day-to-day business, while at the same time the Board is able to take advantage of the unique blend of leadership, experience, and knowledge of our industry and business that Mr. Ergen brings to the role of Chairman in providing guidance to, and oversight of, management.  In light of the separation of the role of Chairman of the Board from the role of Chief Executive Officer and Mr. Ergen’s voting control, we believe that the creation of a lead independent director position is not necessary at this time.

The Board’s Role in Risk Oversight

The Board has ultimate responsibility for oversight of the Corporation’s risk management processes.  The Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to the Corporation.  These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks.  Additionally, the Corporation’s risk management processes are intended to identify, manage, and control risks so that they are appropriate considering the Corporation’s scope, operations, and business objectives.  The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of senior management to enable its members to understand and provide input to, and oversight of, our risk identification, risk management, and risk mitigation strategies. The Audit Committee also meets regularly in executive session without management present to, among other things, discuss the Corporation’s risk management culture and processes.  For example, as part of its charter, our Audit Committee is responsible for, among other things, discussing the Corporation’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Corporation.  When a Committee receives a report from a member of management regarding areas of risk, the Chairman of the relevant Committee is expected to report on the discussion to the full Board to the extent necessary or appropriate.  This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one Committee has responsibility.  The Board or applicable Committee also has authority to engage external advisors to the extent necessary or appropriate.

Other Information about Our Board of Directors

Compensation Committee Interlocks and Insider Participation.  The Compensation Committee is comprised solely of independent directors.  The Compensation Committee members are currently Ms. Abernathy, Mr. Brokaw and Mr. Ortolf.  None of these individuals was an officer or employee of DISH Network or EchoStar at any time during the 2019 fiscal year.  During the 2019 fiscal year, no executive officer of DISH Network served on: (i) the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (ii) the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or (iii) the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Annual Meeting Attendance.  Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings.  All of our directors serving as directors at the time of our 2019 annual meeting attended that meeting.  We expect that all of our directors will attend the 2020 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on the Record Date by:  (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) our Chief Executive Officer, Principal Financial Officer and three other most highly compensated persons acting as one of our executive officers in 2019 (collectively, the “Named Executive Officers” or “NEOs”); and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

Name (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Class A Common Stock:
Charles W. Ergen (2), (3)	273,539,792	52.3%
Cantey M. Ergen (4)	273,501,458	52.3%
Dodge & Cox (5)	29,281,228	10.3%
The Vanguard Group (6)	26,869,801	9.4%
BlackRock, Inc. (7)	19,714,453	6.9%
JPMorgan Chase & Co. (8)	13,144,782	4.6%
King Street Capital Management, L.P. (9)	12,963,900	4.6%
James DeFranco (10)	5,362,707	1.9%
W. Erik Carlson (11)	302,717	*
John W. Swieringa (12)	176,078	*
Brian V. Neylon (13)	159,472	*
Tom A. Ortolf (14)	101,964	*
Paul W. Orban (15)	59,866	*
Carl E. Vogel (16)	49,058	*
Charles M. Lillis (17)	39,360	*
Afshin Mohebbi (18)	25,000	*
George R. Brokaw (19)	25,000	*
Kathleen Q. Abernathy (20)	13,750	*
Joseph T. Proietti (21)	10,000	*
All Directors and Executive Officers as a Group (21 persons) (22)	280,396,377	53.5%
Class B Common Stock:
Charles W. Ergen	238,435,208	100.0%
Cantey M. Ergen	238,435,208	100.0%
All Directors and Executive Officers as a Group (21 persons) (22)	238,435,208	100.0%

*        Less than 1%.

(1)               Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, Colorado 80112.  As of the close of business on the Record Date, there were 284,616,278 outstanding Class A Shares and 238,435,208 outstanding Class B Shares.

(2)               Mr. Ergen is deemed to own beneficially all of the Class A Shares owned by his spouse, Cantey M. Ergen, except for 5,000 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date. Mr. Ergen’s beneficial ownership includes: (i) 23,501,753 Class A Shares; (ii) 20,858 Class A Shares held in the Corporation’s 401(k) Employee Savings Plan (the “401(k) Plan”); (iii) 43,334 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date; (iv) 257 Class A Shares held by Mrs. Ergen; (v) 2,473 Class A Shares held in the 401(k) Plan by Mrs. Ergen; (vi) 10,957 Class A Shares held by one of Mr. and Mrs. Ergen’s children; (vii) 2,168,975 Class A Shares held by a charitable foundation for which Mr. Ergen is an officer and for which he shares investment and voting power with Mrs. Ergen; (viii) 6,658 Class A Shares held by a trust for which Mrs. Ergen has a durable power of attorney on behalf of the beneficiary of the trust; (ix) 2,649,830 shares of Class A Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of certain other trusts established by Mr. Ergen for the benefit of his family; (x) 17,109,165 Class B Shares owned beneficially directly by Mr. Ergen, (xi) 63,790,620 Class B Shares and 6,699,489 Class A Shares held by Telluray Holdings, LLC (“Telluray Holdings”), for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings; and (xii) 157,535,423 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of certain trusts established by Mr. Ergen for the benefit of his family (see (3) below in the notes to the table).  Mr. Ergen’s beneficial ownership excludes 71,604 Class A Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(3)            Because each Class B Share is entitled to 10 votes per share, Mr. Ergen owns beneficially equity securities of the Corporation representing approximately 91.0% of the voting power of the Corporation (assuming no conversion of the Class B Shares and after giving effect to the exercise of Mr. Ergen’s employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date).  Mr. Ergen’s beneficial ownership includes: (i) 18,572,788 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2018 DISH GRAT; (ii) 26,962,635 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year November 2018 DISH GRAT; (iii) 50,000,000 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2019 DISH GRAT; (iv) 30,000,000 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2019 DISH GRAT II; and (v) 32,000,000 Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year December 2019 DISH GRAT.

(4)               Mrs. Ergen beneficially owns all of the Class A Shares owned by her spouse, Mr. Ergen, except for 43,334 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(5)               The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.  Of the Class A Shares beneficially owned, Dodge & Cox has sole voting power as to 27,913,524 Class A Shares and sole dispositive power as to 29,281,228 Class A Shares.  The foregoing information is based solely upon a Schedule 13G filed by Dodge & Cox with the SEC on February 13, 2020.

(6)               The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.  Of the Class A Shares beneficially owned, Vanguard has sole voting power as to 374,581 Class A Shares and sole dispositive power as to 26,448,954 Class A Shares.  In addition, of the Class A Shares beneficially owned, Vanguard has shared voting power as to 72,038 Class A Shares and shared dispositive power as to 420,847 Class A Shares.  The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 12, 2020.

(7)               The address of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, New York 10055.  Of the Class A Shares beneficially owned, BlackRock has sole voting power as to 17,414,386 Class A Shares and sole dispositive power as to 19,714,453 Class A Shares.  The foregoing information is based solely upon a Schedule 13G filed by BlackRock with the SEC on February 10, 2020.

(8)               The address of JPMorgan Chase & Co. (“JPMorgan Chase”) is 383 Madison Avenue, New York, New York 10179.  Of the Class A Shares beneficially owned, JPMorgan Chase has sole voting power as to 12,806,310 Class A Shares and sole dispositive power as to 13,125,779 Class A Shares.  In addition, of the Class A Shares beneficially owned, JPMorgan Chase has shared dispositive power as to 3,158 Class A Shares.  The foregoing information is based solely upon a Schedule 13G filed by JPMorgan Chase with the SEC on January 6, 2020.

(9)               The address of King Street Capital Management, L.P. (“King Street”) is 299 Park Avenue, 40th Floor, New York, New York 10171.  Of the Class A Shares beneficially owned, King Street has shared voting power as to 12,963,900 Class A Shares and shared dispositive power as to 12,963,900 Class A Shares.  The foregoing information is based solely upon a Schedule 13G filed by King Street with the SEC on February 13, 2020.

(10)        Mr. DeFranco’s beneficial ownership includes: (i) 1,611,260 Class A Shares; (ii) 20,858 Class A Shares held in the 401(k) Plan; (iii) 33,334 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date; (iv) 55,185 Class A Shares held by Mr. DeFranco in an irrevocable trust for the benefit of his children and grandchildren; (v) 1,317,658 Class A Shares controlled by Mr. DeFranco as general partner of a limited partnership; and (vi) 2,324,412 Class A Shares held by Mr. DeFranco as a general partner of a different limited partnership.

(11)        Mr. Carlson’s beneficial ownership includes: (i) 12,482 Class A Shares; (ii) 1,568 Class A Shares held in the 401(k) Plan; and (iii) 288,667 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(12)        Mr. Swieringa’s beneficial ownership includes: (i) 420 Class A Shares; (ii) 1,324 Class A Shares held in the 401(k) Plan; and (iii) 174,334 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(13)        Mr. Neylon’s beneficial ownership includes: (i) 1,019 Class A Shares; (ii) 1,119 Class A Shares held in the 401(k) Plan; and (iii) 157,334 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(14)        Mr. Ortolf’s beneficial ownership includes: (i) 10,541 Class A Shares; (ii) 25,000 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date; (iii) 200 Class A Shares held in the name of one of his children; and (iv) 66,223 Class A Shares held by a partnership of which Mr. Ortolf is a partner and are held as collateral for a margin account.

(15)        Mr. Orban’s beneficial ownership includes: (i) 2,413 Class A Shares; (ii) 786 Class A Shares held in the 401(k) Plan; and (iii) 56,667 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(16)        Mr. Vogel’s beneficial ownership includes: (i) 42,336 Class A Shares; (ii) 1,722 Class A Shares held in the 401(k) Plan; and (iii) 5,000 Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(17)        Mr. Lillis’ beneficial ownership includes: (i) 8,080 Class A Shares; (ii) 25,000 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date; (iii) 2,355 Class A Shares held by a limited liability company of which Mr. Lillis is the managing member; and (iv) 3,925 Class A Shares held by Mr. Lillis’ spouse.

(18)        Mr. Mohebbi’s beneficial ownership includes 25,000 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(19)        Mr. Brokaw’s beneficial ownership includes 25,000 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(20)        Ms. Abernathy’s beneficial ownership includes 13,750 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(21)        Mr. Proietti’s beneficial ownership includes 10,000 Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date.

(22)        Includes: (i) 25,255,264 Class A Shares; (ii) 57,737 Class A Shares held in the 401(k) Plan; (iii) 1,339,571 Class A Shares subject to employee and nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Record Date; (iv) 10,410,137 Class A Shares held in partnerships; (v) 238,435,208 Class A Shares issuable upon conversion of Class B Shares; (vi) 2,729,485 Class A Shares held in the name of, or in trust for, children and other family members; and (vii) 2,168,975 Class A Shares held by charitable foundations.  Class A Shares and Class B Shares beneficially owned by both Mr. and Mrs. Ergen are only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities.  We believe that during 2019, our directors, executive officers, and 10% shareholders complied with all Section 16(a) filing requirements, except with regard to a single transaction in a series of transactions for Mr. DeFranco that was inadvertently not reported on a timely basis.  In making these statements, we have relied upon examination of copies of Forms 3, 4, and 5 provided to us and the written representations of our directors and officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses our compensation objectives and policies for our Named Executive Officers, or NEOs, the elements of NEO compensation and the application of those objectives and policies to each element of fiscal 2019 compensation for our NEOs.  Our NEOs in 2019 were Charles W. Ergen, W. Erik Carlson, Paul W. Orban, Brian V. Neylon and John W. Swieringa.

This Compensation Discussion and Analysis contains information regarding company performance targets and goals for our executive compensation program. These targets and goals were disclosed to provide information on how executive compensation was determined in 2019 but are not intended to be estimates of future results or other forward-looking guidance.  We caution investors against using these targets and goals outside of the context of their use in our executive compensation program as described herein.

Overall Compensation Program Objectives and Policies

Compensation Philosophy

DISH Network’s executive compensation program is guided by the following key principles:

•                  Attraction, retention, and motivation of executive officers over the long-term;

•                  Recognition of individual performance;

•                  Recognition of the achievement of company-wide performance goals; and

•                  Creation of shareholder value by aligning the interests of management and DISH Network’s shareholders through equity incentives.

General Compensation Levels

The total direct compensation opportunities, both base salaries and long-term incentives, offered to DISH Network’s NEOs have been designed to ensure that they are competitive in the market, support DISH Network’s executive recruitment and retention objectives, reward individual and company-wide performance, and contribute to DISH Network’s long-term success by aligning the interests of its executive officers and shareholders.

The Compensation Committee, without Mr. Ergen present, determines Mr. Ergen’s compensation. Mr. Ergen recommends to the Board of Directors, but the Board of Directors ultimately approves, the base compensation of DISH Network’s other NEOs.  The Compensation Committee makes and approves grants of options and other equity-based compensation to DISH Network’s NEOs, and establishes performance goals for any performance-based compensation. The Compensation Committee also certifies achievement of those performance goals prior to payment of performance-based compensation.

In determining the actual amount of each NEO’s compensation, the Corporation considers, among other things, the following factors: (i) the information described in “Compilation of Certain Proxy Data” below; (ii) subjective performance evaluations of the individual’s performance (after reviewing Mr. Ergen’s recommendations with respect to the NEOs other than himself); (iii) the individual’s success in achieving individual and company-wide goals; (iv) whether the performance goals of any short-term or long-term incentive plans were met and the payouts that would become payable upon achievement of those performance goals; (v) equity awards previously granted to the individual; and (vi) equity awards that would be normally granted upon a promotion in accordance with DISH Network’s policies for promotions.  The Corporation also considers the extent to which individual extraordinary efforts of each of DISH Network’s NEOs resulted in tangible increases in corporate, division, or department success when setting base cash salaries and short term incentive compensation.

Furthermore, the Compensation Committee also makes a subjective determination as to whether an increase should be made to Mr. Ergen’s compensation based on its evaluation of Mr. Ergen’s contribution to the success of DISH Network, whether the performance goals of any short-term or long-term incentive plans were met, the respective payouts that would become payable to Mr. Ergen upon achievement of those performance goals, and the respective options and other stock awards currently held by Mr. Ergen and whether such awards are sufficient to retain Mr. Ergen.

This approach to general compensation levels is not formulaic and the weight given to any particular factor in determining a particular NEO’s compensation depends on the subjective consideration of all factors described above in the aggregate.

With respect to incentive compensation, DISH Network attempts to ensure that each NEO has equity incentives at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of DISH Network’s NEOs has appropriate incentives tied to the performance of DISH Network’s Class A Shares. Therefore, DISH Network may grant more equity incentives to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock is capable of being sold. In addition, if a NEO recently received a substantial amount of equity incentives, DISH Network may not grant any equity incentives to that particular NEO.

Compilation of Certain Proxy Data

In connection with the approval process for DISH Network’s executive officer compensation, the Board of Directors and the Compensation Committee had management prepare a compilation of the compensation components for the NEOs of companies selected by the Compensation Committee, as disclosed in their respective publicly-filed proxy statements (the “Proxy Data”). These surveyed companies included: AT&T Inc.; Comcast Corporation; Charter Communications, Inc.; Liberty Global, Inc.; Verizon Communications Inc.; T-Mobile US Inc.; Sprint Corporation; and CenturyLink, Inc.  The Proxy Data, along with other information obtained by members of the Compensation Committee from media reports, such as newspaper or magazine articles or other generally available sources related to executive compensation, and from corporate director events attended by members of the Compensation Committee, is used solely as a subjective frame of reference, rather than a basis for benchmarking compensation for DISH Network’s NEOs.  We do not utilize a formulaic or standard, formalized benchmarking level or element in tying or otherwise setting DISH Network’s executive compensation to that of other companies.  Generally, DISH Network’s overall compensation lags behind competitors in the area of base pay, severance packages, and short-term incentives but is intended to be competitive over time in equity compensation.  If DISH Network’s stock performance substantially outperforms similar companies, executive compensation at DISH Network could exceed that at similar companies.  Barring significant increases in the stock price, however, DISH Network’s compensation levels generally lag its peers.

Insider Trading Policy

Without approval, our Insider Trading Policy generally prohibits our Board of Directors, executive officers and other employees from engaging in certain types of transactions such as those involving the pledging of our securities as collateral or those intended to profit from short-term speculative swings in the value of our securities such as short sales or options that are not granted by us as employee compensation.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code (the “Code”) places a limit on the tax deductibility of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s principal executive officer, principal financial officer and its next three most highly compensated executive officers in the year that the compensation is paid.  Prior to the adoption of the Tax Cuts and Jobs Act (the “Tax Reform”), this limitation only applied to compensation that was not considered performance-based under the Section 162(m) rules.  The Tax Reform repealed this exception for performance-based compensation.  We generally structure our compensation programs, where feasible, to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.  However, we have reserved the right to pay nondeductible compensation in excess of this limitation when we believe such payments are appropriate, after taking into consideration changing business conditions or the officer’s performance.

Use of Compensation Consultants

No compensation consultants were retained by the Corporation, the Board of Directors or the Compensation Committee to either evaluate or recommend the setting of executive compensation during the past fiscal year.

Implementation of Executive Compensation Program Objectives and Policies

Weighting and Selection of Elements of Compensation

As described in “General Compensation Levels” above, we have not in the past assigned specific weights to any factors considered in determining compensation, and none of the factors are more dispositive than others.

Elements of Executive Compensation

The primary components of DISH Network’s executive compensation program have included:

•                  base cash salary;

•                  short-term incentive compensation, including conditional and/or performance-based cash incentive compensation and discretionary bonuses;

•                  long-term equity incentive compensation in the form of stock options and restricted stock units offered under DISH Network’s stock incentive plans;

•                  401(k) plan; and

•                  other compensation and employee benefits, including perquisites and personal benefits and post-termination compensation.

These elements combine to promote the objectives and policies described above.  Base salary, 401(k) benefits and other employee benefits and perquisites provided generally to DISH Network employees provide a minimum level of compensation for our NEOs.  Short-term incentives reward individual performance and achievement of annual goals important to DISH Network. Long-term equity-incentive compensation aligns NEO compensation directly with the creation of long-term shareholder value and promotes retention.

DISH Network has not required that a certain percentage of an executive’s compensation be provided in one form versus another.  However, our goal is to award compensation that is reasonable in relation to DISH Network’s compensation program and objectives when all elements of potential compensation are considered.  Each element of DISH Network’s historical executive compensation and the rationale for each element is described below.

Base Cash Salary

DISH Network has traditionally included salary in its executive compensation package under the belief that it is appropriate that some portion of the compensation paid to its executives be provided in a form that is fixed and liquid occurring over regular intervals. Generally, for the reasons discussed in “Long-Term Equity Incentive Compensation” below, DISH Network has weighted overall compensation towards equity components as opposed to base salaries. The Board of Directors has traditionally been free to set base salary at any level deemed appropriate, with the Compensation Committee setting the base salary of the Chairman.  The Compensation Committee and the Board of Directors typically review base salaries once annually.  Any increases or decreases in base salary on a year-over-year basis have usually been dependent on a combination of the following factors, as assessed by the Compensation Committee and/or the Board of Directors, as applicable:

•                  DISH Network’s overall financial and business performance;

•                  the performance of the NEO’s business unit;

•                  the NEO’s individual contributions to DISH Network; and

•                  the rate of DISH Network’s standard annual merit increase for employees who are performing at a satisfactory level.

Short-Term Incentive Compensation

This compensation program, if implemented for a particular year, generally provides for a bonus that is linked to annual performance as determined by the Compensation Committee at the beginning of each fiscal year when it establishes the short-term incentive plan for that year.  The objective of the short-term incentive plan is to compensate NEOs in significant part based on the achievement of specific annual goals that the Compensation Committee believes will create an incentive to maximize long-term shareholder value.  This compensation program also permits short-term incentive compensation to be awarded in the form of discretionary cash bonuses based on individual performance during the year.

During 2019, we elected not to implement a short-term incentive program.  The decision not to implement a short-term incentive program during 2019 was made based upon, among other things, the adoption of the 2019 Long Term Incentive Plan, or 2019 LTIP, discussed below.

Long-Term Equity Incentive Compensation

DISH Network has traditionally operated under the belief that executive officers will be better able to contribute to its long-term success and help build incremental shareholder value if they have a stake in that future success and value. DISH Network believes this stake focuses the executive officers’ attention on managing DISH Network as owners with equity positions in DISH Network and aligns their interests with the long-term interests of DISH Network’s shareholders. Equity awards therefore have represented an important and significant component of DISH Network’s compensation program for executive officers. DISH Network has attempted to create general incentives with its standard stock option grants and conditional incentives through conditional awards that may include payouts in cash or equity.

General Equity Incentives

With respect to equity incentive compensation, DISH Network attempts to ensure that each NEO has equity incentives at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of DISH Network’s NEOs has appropriate incentives tied to the performance of DISH Network’s Class A Shares. Therefore, DISH Network may grant more equity incentives to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock is capable of being sold. In addition, if a NEO recently received a substantial amount of equity incentives, DISH Network may not grant any equity incentives to that particular NEO.  In particular, in granting awards for 2019, the Compensation Committee took into account, among other things, the amount necessary to retain our executive officers and that our executive officers had been granted equity incentives under the 2013 LTIP, the 2017 LTIP and the adoption of the 2019 LTIP, discussed below.

In granting equity incentive compensation, the Compensation Committee also takes into account whether the NEO has been promoted in determining whether to award equity awards to that individual.  Finally, from time to time, the Compensation Committee may award one-time equity awards based on a number of subjective criteria, including the NEO’s position and role in DISH Network’s success and whether the NEO made any exceptional contributions to DISH Network’s success.

To aid in our retention of employees, options granted under DISH Network’s stock incentive plans generally vest at the rate of 20% per year and have exercise prices not less than the fair market value of DISH Network’s Class A Shares on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day). Other than performance-based awards, including awards granted under the 2013 LTIP, the 2017 LTIP and the 2019 LTIP, DISH Network’s standard form of option agreement given to executive officers has included acceleration of vesting upon a change in control of DISH Network for those executive officers that are terminated by DISH Network or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.

The principal provisions of our equity incentive plans, and certain material equity incentive grants under such plans, are summarized below. This summary and the features of these equity incentive plans and grants set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the specific equity incentive plan or grant.

Practices Regarding Grant of Equity Incentives

Prior to 2013, DISH Network generally awarded equity incentives as of the last day of each calendar quarter and set exercise prices at not less than the fair market value of Class A Shares on the date of grant or the last trading day prior to the date of grant (if the last day of the calendar quarter was not a trading day).  Beginning April 1, 2013, DISH Network generally awards equity incentives as of the first day of each calendar quarter and will set exercise prices at not less than the fair market value of Class A Shares on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day).

2019 Stock Incentive Plan

In May 2019 we adopted an employee stock incentive plan, which we refer to as the 2019 Stock Incentive Plan.  The purpose of the 2019 Stock Incentive Plan is to allow us to grant new equity awards after the expiration of the 2009 Stock Incentive Plan on May 11, 2019.  The 2019 Stock Incentive Plan will allow the Corporation to continue to provide incentives to attract and retain executive officers and other key employees. Awards available to be granted under the 2019 Stock Incentive Plan include: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards.

Class B Chairman Stock Option Plan

We have adopted a Class B Chairman stock option plan, which we refer to as the 2002 Class B Chairman Stock Option Plan. The purpose of the 2002 Class B Chairman Stock Option Plan is to promote the interests of DISH Network and its subsidiaries by aiding in the retention of Charles W. Ergen, the Chairman of DISH Network, who our Board of Directors believes is crucial to assuring our future success, to offer Mr. Ergen incentives to put forth maximum efforts for our future success and to afford Mr. Ergen an opportunity to acquire additional proprietary interests in DISH Network.  Mr. Ergen abstained from our Board of Directors’ vote on this matter.  Awards available to be granted under the 2002 Class B Chairman Stock Option Plan include nonqualified stock options and dividend equivalent rights with respect to DISH Network’s Class B Shares.

Employee Stock Purchase Plan

We have adopted an employee stock purchase plan, which we refer to as our ESPP. The purpose of the ESPP is to provide our eligible employees with an opportunity to acquire a proprietary interest in us by the purchase of our Class A Shares. All full-time employees who are employed by DISH Network for at least one calendar quarter are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. Under the terms of the ESPP, employees are not permitted to deduct an amount that would permit such employee to purchase our capital stock in an amount that exceeds $25,000 in fair market value of capital stock in any one year. The ESPP is intended to qualify under Section 423 of the Code and thereby provide participating employees with an opportunity to receive certain favorable income tax consequences as to stock purchased under the ESPP.  On March 11, 2020, our Board adopted an amendment and restatement of the ESPP, which is subject to approval by our shareholders at the Annual Meeting. The proposed amendment and restatement of the ESPP would increase the number of Class A Shares that may be purchased under the ESPP from 3,800,000 to 6,800,000.  For information regarding the proposed amendment and restatement of the ESPP, see Proposal No. 3.

2011 Equity Incentives to Mr. Ergen

During 2011, the Compensation Committee determined that Mr. Ergen should receive a grant of options to purchase 1,200,000 of the Corporation’s Class A Shares, with such award vesting incrementally before June 30, 2021, according to the following vesting schedules.

As determined by the Compensation Committee, fifty percent (50%) of the option awards granted to Mr. Ergen vest based upon achieving the following specified cumulative free cash flow goals while achieving and maintaining a minimum threshold of 14,250,000 total net subscribers:

Cumulative Free Cash Flow Goal	Vesting Schedule
$250 million	30,000
$500 million	30,000
$750 million	30,000
$1 billion	30,000
$1.25 billion	30,000
$1.5 billion	30,000
$1.75 billion	30,000
$2 billion	30,000
$2.25 billion	30,000
$2.5 billion	30,000
$2.75 billion	30,000
$3 billion	30,000
$3.25 billion	30,000
$3.5 billion	30,000
$3.75 billion	30,000
$4 billion	30,000
$4.25 billion	30,000
$4.5 billion	30,000
$4.75 billion	30,000
$5 billion	30,000

In the event that the total net subscriber threshold is met and a cumulative free cash flow goal is achieved as of the last day of a given calendar quarter, as determined by the Compensation Committee: (i) the applicable cumulative free cash flow goal(s) will be retired; and (ii) the corresponding increment of the option will vest and shall become exercisable contemporaneously with the filing of the Corporation’s financial results for that quarter or year, as applicable, with the SEC.  During 2013, we achieved the cumulative free cash flow goal of $2.5 billion while achieving and maintaining a minimum threshold of 14,250,000 total net subscribers, resulting in the vesting of 300,000 stock options during 2013, as determined by the Compensation Committee.  Accordingly, the $250 million, $500 million, $750 million, $1 billion, $1.25 billion, $1.5 billion, $1.75 billion, $2 billion, $2.25 billion, and $2.5 billion cumulative free cash flow goals under the grant were retired. During 2014, we achieved the cumulative free cash flow goal of $3.75 billion while achieving and maintaining a minimum threshold of 14,250,000 total net subscribers, resulting in the vesting of 150,000 stock options during 2014, as determined by the Compensation Committee.  Accordingly, the $2.75 billion, $3 billion, $3.25 billion, $3.5 billion, and $3.75 billion cumulative free cash flow goals under the grant were retired.  During 2015, we achieved the cumulative free cash flow goal of $5.0 billion while achieving and maintaining a minimum threshold of 14,250,000 total net subscribers, resulting in the vesting of 150,000 stock options during 2015, as determined by the Compensation Committee.  Accordingly, all of the remaining cumulative free cash flow goals under the grant were retired during 2015.

As determined by the Compensation Committee, the other fifty percent (50%) of the option awards granted to Mr. Ergen vest based upon achieving the following specified total net subscriber goals, while achieving and maintaining the specified cumulative free cash flow goal:

Cumulative Free Cash Flow Goal	Total Net Subscriber Goal	Vesting Schedule
$250 million	14,250,000	30,000
$500 million	14,500,000	30,000
$750 million	14,750,000	30,000
$1 billion	15,000,000	30,000
$1.25 billion	15,250,000	30,000
$1.5 billion	15,500,000	30,000
$1.75 billion	15,750,000	30,000
$2 billion	16,000,000	30,000
$2.25 billion	16,250,000	30,000
$2.5 billion	16,500,000	30,000
$2.75 billion	16,750,000	30,000
$3 billion	17,000,000	30,000
$3.25 billion	17,250,000	30,000
$3.5 billion	17,500,000	30,000
$3.75 billion	17,750,000	30,000
$4 billion	18,000,000	30,000
$4.25 billion	18,250,000	30,000
$4.5 billion	18,500,000	30,000
$4.75 billion	18,750,000	30,000
$5 billion	19,000,000	30,000

In the event that the cumulative free cash flow goal is met (or has already been retired and continues to be met) and a total net subscriber goal is achieved as of the last day of any such calendar quarter, as determined by the Compensation Committee: (i) the applicable total net subscriber goal(s) will be retired; and (ii) the corresponding increment of the option will vest and shall become exercisable contemporaneously with the filing of the Corporation’s financial results for that quarter or year, as applicable, with the SEC.  During 2013, we achieved the total net subscriber goal of 14,250,000 while achieving and maintaining the cumulative free cash flow goal of at least $250 million, resulting in the vesting of 30,000 stock options during 2013, as determined by the Compensation Committee.  Accordingly, the total net subscriber goal of 14,250,000 under the grant was retired.  During 2014, we achieved the total net subscriber goal of 14,500,000 while achieving and maintaining the cumulative free cash flow goal of at least $500 million, resulting in the vesting of 30,000 stock options during 2014, as determined by the Compensation Committee.  Accordingly, the total net subscriber goal of 14,500,000 under the grant was retired.  During 2019, none of the total net subscriber goals under this grant were achieved.

For purposes of the total net subscriber goal and total net subscriber threshold under this equity incentive award, the calculation of “subscribers” is a formula that takes into account, among other things, Pay-TV subscribers, broadband subscribers and wireless subscribers (including, without limitation, the applicable characteristics of such subscribers).  In addition, for purposes of the cumulative free cash flow goals under this equity incentive award, the calculation of “cumulative free cash flow” is a formula that takes into account, among other things, free cash flow as set forth in the Corporation’s financial results for that quarter or year, as applicable, filed with the SEC.  The Compensation Committee has final authority to, among other things, interpret, and calculate any and all aspects of this equity incentive award, including vesting and all other aspects of calculating the achievement of the goals under this equity incentive award.

2013 Long-Term Incentive Plan

On November 30, 2012, the Board of Directors and the Compensation Committee approved a long-term, performance-based stock incentive plan, the 2013 Long-Term Incentive Plan, or 2013 LTIP, within the terms of DISH Network’s 2009 Stock Incentive Plan. The purpose of the 2013 LTIP is to promote DISH Network’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term cumulative free cash flow goals while achieving and maintaining a specified long-term subscriber threshold and total net subscriber goals.  The employees eligible to participate in the 2013 LTIP generally include DISH Network’s executive officers, senior vice presidents, vice presidents and director-level employees. Employees participating in the 2013 LTIP received a one-time award of: (i) an option to acquire a specified number of shares priced at the market value as of the first day of the calendar quarter in which the option was granted or the last trading day prior to the date of grant (if the first day of the calendar quarter is not a trading day) and (ii) rights to acquire for no additional consideration a specified smaller number of Class A Shares. Initial awards granted under the 2013 LTIP were made as of January 1, 2013.  Under the 2013 LTIP, the cumulative free cash flow goals and the total net subscriber threshold are measured on the last day of each calendar quarter.  The cumulative free cash flow goals commenced April 1, 2013.  The total net subscriber goals are measured on the last day of each calendar quarter commencing on January 1, 2013.  For purposes of the total net subscriber goal and total net subscriber threshold under the 2013 LTIP, the calculation of “subscribers” is a formula that takes into account, among other things, Pay-TV subscribers and broadband subscribers (including, without limitation, the applicable characteristics of such subscribers).  In addition, for purposes of the cumulative free cash flow goals under the 2013 LTIP, the calculation of “cumulative free cash flow” is a formula that takes into account, among other things, free cash flow as set forth in the Corporation’s financial results for that quarter or year, as applicable, filed with the SEC, but excluding free cash flows from the wireless line of business.  The Compensation Committee has final authority to, among other things, interpret and calculate any and all aspects of the 2013 LTIP, including vesting and all other aspects of calculating the achievement of the goals under the 2013 LTIP.  As of July 2016, we no longer grant new awards under the 2013 LTIP.

In the event that a cumulative free cash flow goal and/or total net subscriber goal is achieved, and the total net subscriber threshold is met, as of the last day of any such calendar quarter, as determined by the Compensation Committee: (i) the applicable cumulative free cash flow goal and/or total net subscriber goal will be retired; and (ii) the corresponding increment of the option/restricted stock unit will vest and shall become exercisable contemporaneously with filing of the Corporation’s financial results for that quarter or year, as applicable, with the SEC, in accordance with the following vesting schedules:

Cumulative Free Cash Flow Goal	Total Net Subscriber Threshold	Vesting Schedule
$1 billion	14.5 million	10%
$2 billion	14.5 million	10%
$3 billion	14.5 million	10%
$4 billion	14.5 million	10%
$5 billion	14.5 million	10%

Total Net Subscriber Goal	Vesting Schedule
14.5 million	10%
14.75 million	10%
15 million	10%
15.25 million	10%
15.5 million	10%

Employees who were granted equity awards after April 1, 2014 under the 2013 LTIP received: (i) an option to acquire a reduced number of Class A Shares; and (ii) rights to acquire for no additional consideration a reduced number of Class A Shares, relative to the amounts that were granted to employees at the same level prior to April 1, 2014.  Such awards are subject to a vesting schedule that varies based upon the date on which such awards were granted.

Messrs. Ergen and Carlson were each granted an option to purchase 60,000 Class A Shares and 30,000 RSUs under the 2013 LTIP on January 1, 2013.  Messrs. Orban and Neylon were granted an option to purchase 30,000 Class A Shares and 15,000 RSUs under the 2013 LTIP on January 1, 2013.  Mr. Neylon was granted an additional option to purchase 15,000 Class A Shares and 7,500 RSUs under the 2013 LTIP on January 1, 2016, as a result of his promotion to Executive Vice President, Sales in December 2015. Mr. Swieringa was granted an option to purchase 15,000 Class A Shares and 7,500 RSUs under the 2013 LTIP on January 1, 2013.  Mr. Swieringa was granted an additional option to purchase 15,000 Class A Shares and 7,500 RSUs under the 2013 LTIP on April 1, 2014, as a result of his promotion to Chief Information Officer in March 2014.  Finally, Mr. Swieringa was granted an additional option to purchase 15,000 Class A Shares and 7,500 RSUs under the 2013 LTIP on January 1, 2016, as a result of his promotion to Executive Vice President, Operations in December 2015.

During 2013, none of the goals under the 2013 LTIP were achieved.  During 2014, we achieved the cumulative free cash flow goal of $1 billion while achieving and maintaining a minimum threshold of 14.5 million total net subscribers, which resulted in the cumulative vesting of 10% of the 2013 LTIP stock awards during 2014, as determined by the Compensation Committee.  Accordingly, the $1 billion cumulative free cash flow goal under the 2013 LTIP was retired. In addition, during 2014, we achieved the 14.5 million total net subscriber goal, which resulted in the cumulative vesting of 10% of the 2013 LTIP stock awards during 2014, as determined by the Compensation Committee.  Accordingly, the 14.5 million total net subscriber goal under the 2013 LTIP was retired.  During 2019, none of the goals under the 2013 LTIP were achieved.

2017 Long-Term Incentive Plan

On December 2, 2016, the Board of Directors and the Compensation Committee approved a long-term, performance-based stock incentive plan, the 2017 Long-Term Incentive Plan, or 2017 LTIP, within the terms of DISH Network’s 2009 Stock Incentive Plan.  The purpose of the 2017 LTIP is to promote DISH Network’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term cumulative free cash flow goals (while achieving and maintaining a specified long-term subscriber threshold) and total net subscriber goals.  The employees eligible to participate in the 2017 LTIP generally include DISH Network’s executive officers, senior vice presidents, vice presidents and director-level employees.  Employees participating in the 2017 LTIP receive a one-time award of an option to acquire a specified number of shares priced at the market value as of the first day of the calendar quarter in which the option was granted or the last trading day prior to the date of grant (if the first day of the calendar quarter is not a trading day).  Initial awards granted under the 2017 LTIP were made as of January 1, 2017.  Under the 2017 LTIP, the cumulative free cash flow goals, total net subscriber threshold and total net subscriber goals are measured on the last day of each calendar quarter commencing on January 1, 2017.  For purposes of the total net subscriber goal and total net subscriber threshold under the 2017 LTIP, the calculation of “subscribers” is a formula that takes into account, among other things, Pay-TV subscribers and broadband subscribers (including, without limitation, the applicable characteristics of such subscribers).  In addition, for purposes of the cumulative free cash flow goals under the 2017 LTIP, the calculation of “cumulative free cash flow” is a formula that takes into account, among other things, free cash flow as set forth in the Corporation’s financial results for that quarter or year, as applicable, filed with the SEC, subject to certain exclusions.  The Compensation Committee has final authority to, among other things, interpret and calculate any and all aspects of the 2017 LTIP, including vesting and all other aspects of calculating the achievement of the goals under the 2017 LTIP.

In the event that a cumulative free cash flow goal is achieved (and the total net subscriber threshold is met) or a total net subscriber goal is achieved as of the last day of any such calendar quarter, as determined by the Compensation Committee: (i) the applicable cumulative free cash flow goal and/or total net subscriber goal will be retired; and (ii) the corresponding increment of the option will vest and shall become exercisable contemporaneously with filing of the Corporation’s financial results for that quarter or year, as applicable, with the SEC, in accordance with the following vesting schedules:

Cumulative Free Cash Flow Goal	Total Net Subscriber Threshold	Vesting Schedule
$1 billion	14.0 million	12.5%
$2 billion	14.0 million	12.5%
$3 billion	14.0 million	12.5%
$4 billion	14.0 million	12.5%
$4.5 billion	14.0 million	12.5%

Total Net Subscriber Goal	Vesting Schedule
14.5 million	12.5%
15 million	12.5%
15.5 million	12.5%

Employees who are granted equity awards after March 31, 2017 under the 2017 LTIP will be eligible to receive an option to acquire a reduced number of Class A Shares, relative to the amounts that were granted to employees at the same level prior to March 31, 2017.  Such awards are subject to a vesting schedule that varies based upon the date on which such awards were granted.  During 2019, none of the goals under the 2017 LTIP were achieved.

Messrs. Ergen, Carlson, Neylon and Swieringa were each granted an option to purchase 60,000 Class A Shares under the 2017 LTIP on January 1, 2017.  Mr. Orban was granted an option to purchase 30,000 Class A Shares under the 2017 LTIP on January 1, 2017.

2019 Long-Term Incentive Plan

On August 17, 2018, the Board of Directors and the Compensation Committee approved a long-term, performance-based stock incentive plan, the 2019 Long-Term Incentive Plan, or 2019 LTIP, within the terms of DISH Network’s 2009 Stock Incentive Plan.  The purpose of the 2019 LTIP is to promote DISH Network’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term goals.  The employees eligible to participate in the 2019 LTIP generally include DISH Network’s executive officers, senior vice presidents, vice presidents and director-level employees.  Employees participating in the 2019 LTIP receive a one-time award of an option to acquire a specified number of shares priced at the market value as of the first day of the calendar quarter in which the option was granted or, if the first day of the calendar quarter is not a trading day, the last trading day prior to the date of grant. Initial awards granted under the 2019 LTIP were made as of October 1, 2018.

Under the 2019 LTIP: (i) the net Pay-TV subscriber growth goals, top-line revenue growth goals, top award for customer service and/or satisfaction goals, and annual average employee survey score goals are measured at the end of each calendar year during the period between and including January 1, 2019 and December 31, 2023; and (ii) the wireless buildout and revenue goal, Smart Home Services and fulfillment third-party revenue goals, and cumulative free cash flow goals are measured at the end of each calendar quarter during the period between and including October 1, 2018 and December 31, 2023.

In the event that a goal under the 2019 LTIP is achieved as of the last day of any calendar quarter or year, as applicable, as determined by the Compensation Committee: (i) the applicable goal will be retired; and (ii) the corresponding increment of the options will vest and become exercisable contemporaneously with filing of the Corporation’s financial results for that quarter or year, as applicable, with the SEC, in accordance with the following vesting schedules; provided, however, that although the potential goal achievements add up to one hundred twenty percent (120%), only one hundred percent (100%) of the option award may vest:

Cumulative Free Cash Flow Goal	Vesting Schedule
$1 billion	8%
$2 billion	8%
$3 billion	8%
$4 billion	8%
$5 billion	8%

The Cumulative Free Cash Flow Goals will be achieved if the Corporation achieves the respective amounts of cumulative free cash flow above during the measurement period, which calculation of “cumulative free cash flow” is a formula that takes into account, among other things, free cash flow as set forth in the Corporation’s Form 10-K, Form 10-Q, or Form 8-K for that quarter or year, as applicable, filed with the SEC, subject to certain exclusions.

Smart Home Services and Fulfillment Third-Party Revenue Goal	Vesting Schedule
$100 million	2%
$200 million	2%
$300 million	2%
$400 million	2%
$500 million	2%

The Smart Home Services and Fulfillment Third-Party Revenue Growth Goals (collectively, the “SHS Goals” and each a “SHS Goal”) will be achieved if the Corporation achieves the respective amounts of revenue above from the Corporation’s Smart Home Services and third-party fulfillment businesses during the measurement period.

Top Award for Customer Service and/or Satisfaction Goal	Vesting Schedule
2019	2%
2020	2%
2021	2%
2022	2%
2023	2%

The Top Award for Customer Service and/or Satisfaction Goal (collectively, the “Top Award Goals” and each a “Top Award Goal”) will be achieved if DISH and/or Sling win certain qualifying customer service and/or satisfaction awards in a calendar year during the measurement period.

Annual Average Employee Survey Goal	Vesting Schedule
2019	2%
2020	2%
2021	2%
2022	2%
2023	2%

The Annual Average Employee Survey Goal (collectively, the “Employee Survey Goals” and each an “Employee Survey Goal”) will be achieved if the Corporation receives a certain average employee satisfaction score across all surveys provided to employees in a calendar year during the measurement period.

Wireless Buildout and Revenue Goal	Vesting Schedule
Certain Buildout and Revenue Milestones	10%

The Wireless Buildout and Revenue Goal will be achieved: (i) if the Corporation meets certain buildout and revenue milestones related to its wireless business; or (ii) upon closing of the acquisition of certain assets and liabilities associated with Sprint’s Boost Mobile, Virgin Mobile and Sprint-branded prepaid mobile services businesses.

Net Pay-TV Subscriber Growth Goal	Vesting Schedule
2019	4%
2020	4%
2021	4%
2022	4%
2023	4%

The Net Pay-TV Subscriber Growth Goal will be achieved if the number of total Pay-TV subscribers at the end of a given year is higher than the number of total Pay-TV subscribers at the end of the immediately preceding year, as measured by the net Pay-TV subscriber additions announced in the Corporation’s Form 10-K or 8-K filed with the SEC announcing annual financial results for each calendar year during the measurement period.

Top-Line Revenue Growth Goal	Vesting Schedule
2019	4%
2020	4%
2021	4%
2022	4%
2023	4%

The Top-line Revenue Growth Goal will be achieved if total revenue in a given year that is higher than the total revenue in the immediately preceding year, as measured by the total revenue announced in the Corporation’s Form 10-K or 8-K filed with the SEC announcing annual financial results for each calendar year during the measurement period.

The Compensation Committee has final authority to, among other things, interpret and calculate any and all aspects of the 2019 LTIP, including vesting and all other aspects of calculating the achievement of the goals under the 2019 LTIP.

Employees who are granted equity awards after October 1, 2018 under the 2019 LTIP will be eligible to receive an option to acquire a reduced number of Class A shares, relative to the amounts that were granted to employees at the same level on October 1, 2018.  Such awards are subject to a vesting schedule that varies based upon the date on which such awards were granted.

Mr. Carlson was granted an option to purchase 200,000 Class A shares under the 2019 LTIP on October 1, 2018. Messrs. Ergen, Neylon and Swieringa were each granted an option to purchase 100,000 Class A Shares under the 2019 LTIP on October 1, 2018. Mr. Orban was granted an option to purchase 50,000 Class A Shares under the 2019 LTIP on October 1, 2018.  Mr. Orban was granted an additional option to purchase 50,000 Class A Shares under the 2019 LTIP on July 1, 2019, as a result of his promotion to Executive Vice President and Chief Financial Officer in June 2019.

During 2019, we achieved:  (i) the cumulative free cash flow goals of $1 billion and $2 billion; (ii) the SHS Goal of $100 million, (iii) the Employee Survey Goal for 2019; and (iv) the Top Award Goal for 2019, which resulted in the cumulative vesting of 21.33% of the 2019 LTIP stock awards during 2019, as determined by the Compensation Committee.  Accordingly, the $1 billion and $2 billion cumulative free cash flow goals, the SHS Goal of $100 million, the Employee Survey Goal for 2019, and the Top Award Goal for 2019 were retired.

401(k) Plan

DISH Network has adopted the 401(k) Plan, a defined-contribution tax-qualified 401(k) plan, for its employees, including its executives, to encourage its employees to save some percentage of their cash compensation for their eventual retirement. DISH Network’s executives participate in the 401(k) Plan on the same terms as DISH Network’s other employees. Under the 401(k) Plan, employees generally become eligible for participation in the 401(k) Plan upon completing ninety (90) days of service with DISH Network and reaching age 19.  401(k) Plan participants are able to contribute up to 50% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Code.  DISH Network may also make a 50% matching employer contribution up to a maximum of $2,500 per participant per calendar year. In addition, DISH Network may also make an annual discretionary profit sharing contribution to the 401(k) Plan with the approval of its Compensation Committee and Board of Directors.  401(k) Plan participants are immediately vested in their voluntary contributions and earnings on voluntary contributions.  DISH Network’s matching employer contributions and any annual discretionary profit sharing contributions to 401(k) Plan participants’ accounts vest 20% per year commencing one year from the employee’s date of employment.

Perquisites and Personal Benefits, Post-Termination Compensation and Other Compensation

DISH Network has traditionally offered numerous plans and other benefits to its executive officers on the same terms as other employees. These plans and benefits have generally included medical, vision and dental insurance, life insurance and the employee stock purchase plan, as well as discounts on DISH Network’s products and services. Relocation benefits may also be reimbursed, but are individually negotiated when they occur. DISH Network has also permitted certain NEOs and their family members and guests to use its corporate aircraft for personal use. DISH Network has also paid for annual tax preparation costs for certain NEOs.

DISH Network has not traditionally had any plans in place to provide severance benefits to employees. However, certain non-performance based stock options and restricted stock units have been granted to its executive officers subject to accelerated vesting upon a change in control.

Non-Binding Shareholder Advisory Vote on Executive Compensation

DISH Network provided its shareholders with the opportunity to cast a non-binding shareholder advisory vote on executive compensation at the annual meeting of shareholders held in May 2017.  Over 98% of the voting power represented at the meeting and entitled to vote on that matter voted in favor of the executive compensation proposal.  The Compensation Committee reviewed these voting results.  Since the voting results affirmed shareholders’ support of DISH Network’s approach to executive compensation, DISH Network did not change its approach in 2018 or 2019 as a direct result of the vote.  Also as determined at the annual meeting of shareholders held in May 2017, DISH Network intends to continue to seek a non-binding shareholder advisory vote on executive compensation once every three years.  For information regarding this year’s non-binding shareholder advisory vote on executive compensation, see Proposal No. 4.

2019 Executive Compensation

Generally, DISH Network has historically made decisions with respect to executive compensation for a particular compensation year in December of the preceding compensation year or the first quarter of the applicable compensation year.  With respect to the executive compensation of each NEO for 2019, the Compensation Committee (along with Mr. Ergen, for each of the NEOs other than himself) reviewed total compensation of each NEO and the value of: (a) historic and current components of each NEO’s compensation, including the annual base salary and bonus paid to the NEO in the prior year; and (b) equity incentives held by each NEO in DISH Network’s stock incentive plans. The Compensation Committee (along with Mr. Ergen, for each of the NEOs other than himself) also reviewed the Proxy Data prepared for 2018 and other information described in “Compilation of Certain Proxy Data” above. As described in “General Compensation Levels” above, DISH Network aims to provide annual base salaries and long-term incentives that are competitive in the market with an emphasis on providing a substantial portion of overall compensation in the form of equity incentives.   In addition, the Compensation Committee has discretion to award performance based compensation that is based on performance goals different from those that were previously set or that is higher or lower than the anticipated compensation that would be awarded under DISH Network’s incentive plans if particular performance goals were met.  The Compensation Committee did not exercise this discretion in 2019.  However, from time to time, the Compensation Committee has exercised its authority to, among other things, interpret and calculate any and all aspects of performance-based awards under DISH Network’s incentive plans, including vesting and all other aspects of calculating the achievement of the goals under such performance-based compensation awards in accordance with their terms.

Compensation of our Chairman and our President and Chief Executive Officer

2019 Base Salary of Chairman.  Mr. Ergen’s annual base salary for 2019 was determined based on a review by the Compensation Committee of the expected annual base salaries in 2019 of each of DISH Network’s other NEOs. The Compensation Committee did not increase Mr. Ergen’s salary in 2019.  The Compensation Committee noted that Mr. Ergen’s base salary continued to be lower than the base salaries of the CEOs of the significant majority of the surveyed companies in the Proxy Data.

2019 Base Salary of President and Chief Executive Officer.  In determining Mr. Carlson’s 2019 annual base salary, Mr. Ergen subjectively determined that Mr. Carlson’s existing base compensation was already within the range of market compensation indicated in the Proxy Data in light of DISH Network’s practices with respect to annual base salaries and therefore an increase over Mr. Carlson’s 2018 annual base salary was not necessary.

2019 Cash Bonus.  No discretionary cash bonus was paid to Mr. Ergen or Mr. Carlson in 2019.

2019 Equity Incentives.  With respect to equity incentives, DISH Network attempts to ensure that the Chairman and the President and Chief Executive Officer have equity awards at any given time that are significant in relation to their annual cash compensation to ensure that they have appropriate incentives tied to the performance of DISH Network’s Class A Shares.  No equity awards were granted to Mr. Ergen or Mr. Carlson in 2019.

Compensation of Other Named Executive Officers

2019 Base Salary

Base salaries for each of the other NEOs are determined annually by the Board of Directors primarily based on Mr. Ergen’s recommendations. The Board of Directors places substantial weight on Mr. Ergen’s recommendations in light of his role as Chairman and as co-founder and controlling shareholder of DISH Network. Mr. Ergen made recommendations to the Board of Directors with respect to the 2019 annual base salary of each of the other NEOs after considering: (a) the NEO’s annual base salary in 2018; (b) the range of the percentage increases in annual base salary for NEOs of the companies contained in the Proxy Data; (c) whether the NEO’s annual base salary was appropriate in light of DISH Network’s goals, including retention of the NEO; (d) the expected compensation to be paid to other NEOs in 2019 in relation to a particular NEO in 2019; (e) whether the NEO was promoted or newly hired in 2019; and (f) whether in Mr. Ergen’s subjective determination, the NEO’s performance in 2018 warranted an increase in the NEO’s annual base salary in 2019.  Placing primary weight on: (i) the NEO’s annual base salary in 2018; and (ii) whether, in Mr. Ergen’s subjective view, an increase in 2019 annual base salary was warranted based on performance and/or necessary to retain the NEO, Mr. Ergen recommended the annual base salary amounts indicated in “Executive Compensation and Other Information - Summary Compensation Table” below. The basis for Mr. Ergen’s recommendation with respect to each of the other NEOs is discussed below.   The Board of Directors accepted each of Mr. Ergen’s recommendations on annual base salaries for each of the other NEOs.

Mr. Orban.  Mr. Orban’s annual base salary for 2019 was increased to $550,000 as a result of his promotion to Executive to Vice President and Chief Financial Officer in June 2019.

Mr. Neylon.  In determining Mr. Neylon’s 2019 annual base salary, Mr. Ergen subjectively determined that Mr. Neylon’s existing base compensation was already within the range of market compensation indicated in the Proxy Data in light of DISH Network’s practices with respect to annual base salaries and therefore an increase over Mr. Neylon’s 2018 annual base salary was not necessary.

Mr. Swieringa.  In determining Mr. Swieringa’s 2019 annual base salary, Mr. Ergen subjectively determined that Mr. Swieringa’s existing base compensation was already within the range of market compensation indicated in the Proxy Data in light of DISH Network’s practices with respect to annual base salaries and therefore an increase over Mr. Swieringa’s 2018 annual base salary was not necessary.

2019 Cash Bonuses.

Consistent with prior years, Mr. Ergen generally recommended that other NEOs receive cash bonuses only to the extent that such amounts would be payable pursuant to the existing short-term incentive plan, if any.  As discussed above, in light of prior grants of equity incentives, among other things, the Board of Directors and the Compensation Committee elected not to implement a short-term incentive program for 2019.  No discretionary cash bonus was paid to Mr. Neylon or Mr. Swieringa during 2019.

2019 Equity Incentives

With respect to equity incentives, DISH Network primarily evaluates the position of each NEO to ensure that each individual has equity incentives at any given time that are significant in relation to the NEO’s annual cash compensation to ensure that the NEO has appropriate incentives tied to the performance of DISH Network’s Class A Shares. This determination is made by the Compensation Committee primarily on the basis of Mr. Ergen’s recommendation.   As discussed above, in granting awards to the other NEOs for 2019, Mr. Ergen based his recommendation on, and the Compensation Committee took into account, among other things, what was necessary to retain our executive officers and to align the interests of our executive officers and shareholders.  On April 1, 2019, the Compensation Committee awarded Mr. Neylon and Mr. Swieringa each a grant of an option to purchase 25,000 Class A Shares under the 2009 Stock Incentive Plan.  In addition, during June 2019, the Compensation Committee determined that, on July 1, 2019, Mr. Orban should receive a grant of an option to purchase 50,000 Class A Shares under the 2019 Stock Incentive Plan.  As discussed above, Mr. Orban also received an award under the 2019 LTIP on July 1, 2019.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is appointed by the Board of Directors of DISH Network to discharge certain of the Board’s responsibilities relating to compensation of DISH Network’s executive officers.

The Compensation Committee, to the extent the Board deems necessary or appropriate, will:

•                  Make and approve all option grants and other issuances of DISH Network’s equity securities to DISH Network’s executive officers and Board members other than nonemployee directors;

•                  Approve all other option grants and issuances of DISH Network’s equity securities, and recommend that the full Board make and approve such grants and issuances;

•                  Establish in writing all performance goals for performance-based compensation and certify achievement of such goals prior to payment; and

•                  Set the compensation of the Chairman.

Based on the review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement.

Respectfully submitted,

The DISH Network Executive Compensation Committee

George R. Brokaw (Chairman)
Kathleen Q. Abernathy
Tom A. Ortolf

The report of the Compensation Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, irrespective of any general statement incorporating by reference this information into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Program Risk Assessment

Annually, management reviews the components of our compensation for each employee other than our executive officers.  Base salaries for each of our executive officers (other than Mr. Ergen) are determined annually by our Board of Directors primarily based on Mr. Ergen’s recommendations.  The Board of Directors places substantial weight on Mr. Ergen’s recommendations in light of his role as Chairman and as co-founder and controlling shareholder of DISH Network.  The Board of Directors ultimately approved base cash salaries for 2019 for each of the executive officers other than Mr. Ergen.

Our Compensation Committee, without Mr. Ergen present, sets Mr. Ergen’s base cash salary.  Our Compensation Committee makes and approves grants of options and other equity-based compensation to all of our executive officers.

The primary components of our executive compensation have historically included:

•                  base cash salary;

•                  short-term incentive compensation, including conditional and/or performance-based cash incentive compensation, and discretionary bonuses;

•                  long-term equity incentive compensation in the form of stock options and restricted stock units offered under DISH Network’s stock incentive plans;

•                  401(k) plan; and

•                  other compensation and employee benefits, including perquisites and personal benefits and post-termination compensation.

We design corporate performance metrics that determine payouts for certain business segment leaders in part on the achievement of longer-term company-wide goals.  This is based on our belief that applying company-wide metrics encourages decision-making that is in the best long-term interests of DISH Network and our shareholders as a whole.  However, during 2019, we elected not to implement a short-term incentive program.

Base salary, 401(k) benefits and other benefits and perquisites provided generally to DISH Network employees provide a minimum level of compensation for our executive officers.  DISH Network has included base salary as a component of its executive compensation package because we believe it is appropriate that some portion of the compensation paid to executives be provided in a form that is fixed and liquid occurring over regular intervals.  Generally, however, DISH Network has weighted overall compensation towards incentives, particularly equity components, as opposed to base salaries.

With respect to other compensation, including perquisites and personal benefits and post-termination compensation, DISH Network has traditionally offered benefits to its executive officers on substantially the same terms as offered to other employees.  These benefits generally have included medical, vision and dental insurance, life insurance, and the employee stock purchase plan, as well as discounts on DISH Network’s products and services.  DISH Network has not traditionally provided severance benefits to employees.  However, certain non-performance based stock options, and restricted stock units have been granted to its executive officers subject to acceleration of vesting upon a change in control of DISH Network for those executive officers who are terminated by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.

Generally, DISH Network’s overall executive compensation trails that of its competitors in the areas of base pay, severance packages, and short-term incentives but is intended to be competitive over time in equity compensation.  With respect to equity incentive compensation, DISH Network attempts to ensure that each executive officer retains equity awards that at any given time are significant in relation to such individual’s annual cash compensation to ensure that each of its executive officers has appropriate incentives tied to the value realized by our shareholders.

DISH Network generally grants equity incentives only to a limited number of employees at certain levels.  The awards generally vest annually at the rate of 20% per year.  We generally use multi-year vesting of our equity awards to account for the appropriate time horizon of risk.  DISH Network has operated under the belief that executive officers will be better able to contribute to its long-term success and help build incremental shareholder value prudently if they have a stake in that future success and value over a long period.  DISH Network believes this stake focuses the executive officers’ attention on managing DISH Network as owners with equity positions in DISH Network and aligns their interests with the long-term interests of DISH Network’s shareholders.  Equity awards therefore have represented an important and significant component of DISH Network’s compensation program for executive officers.  These awards, coupled with the relatively longer time frame during which these awards vest, mitigate the effect of short-term variations in our operating and financial performance, and we believe focus management goals appropriately on longer-term value creation for shareholders rather than rewarding short-term gains.  In light of our approach towards compensation as set forth above, we believe that our process assists us in our efforts to mitigate excessive risk-taking.

Summary Compensation Table

Our executive officers are compensated by certain of our subsidiaries.  The following table sets forth the cash and noncash compensation for the fiscal year ended December 31, 2019 for the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Charles W. Ergen (3)	2019	$1,000,000	$—	$—	$—	$—	$1,357,756	$2,357,756
Chairman	2018	$1,000,000	$—	$—	$1,362,972	$—	$749,685	$3,112,657
	2017	$1,000,000	$—	$6,389	$654,033	$—	$786,021	$2,446,443

W. Erik Carlson	2019	$1,000,000	$—	$—	$—	$—	$7,020	$1,007,020
President and Chief Executive Officer	2018	$1,000,000	$—	$—	$4,188,897	$125,000	$7,020	$5,320,917
	2017	$519,231	$—	$6,389	$654,033	$337,500	$7,020	$1,524,173

Paul W. Orban (4)	2019	$496,154	$6,120	$—	$1,140,344	$—	$7,020	$1,649,638
Executive Vice President and	2018	$450,000	$9,856	$—	$1,047,225	$—	$7,020	$1,514,101
Chief Financial Officer

Brian V. Neylon	2019	$750,000	$—	$—	$261,653	$—	$7,020	$1,018,673
Executive Vice President,
Group President, DISH TV

John W. Swieringa	2019	$750,000	$—	$—	$261,653	$—	$7,020	$1,018,673
Executive Vice President,	2018	$750,000	$—	$—	$2,094,449	$71,010	$7,000	$2,922,459
Chief Operating Officer

(1)                     The amounts reported reflect grant date fair values calculated in accordance with FASB ASC Topic 718.  These amounts include both performance and non-performance based awards.  The grant date fair values for performance awards are based on the probable outcome of the performance conditions under the awards and do not necessarily reflect the amount of compensation actually realized or that may be realized.

Assuming maximum achievement of all performance conditions underlying the performance awards included in this column, the total grant date fair values would be as follows:

Aggregate Grant Date Fair Value of 2019 Performance Awards
Charles W. Ergen	$—
W. Erik Carlson	$—
Paul W. Orban	$575,123
Brian V. Neylon	$—
John W. Swieringa	$—

Assumptions used in the calculation of grant date fair values are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2019, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on February 19, 2020.

(2)                     “All Other Compensation” for all of the NEOs includes amounts contributed pursuant to our 401(k) matching program, our health savings account program and our profit sharing program.

(3)                     Mr. Ergen’s “All Other Compensation” for 2019 also includes approximately $125,000 for tax preparation services.  In addition, Mr. Ergen’s “All Other Compensation” for 2019 includes $1,225,989 for Mr. Ergen’s personal use (and on certain occasions for the personal use by members of his family and other guests) of corporate aircraft during the year ended December 31, 2019.  We calculated the value of personal use of corporate aircraft based upon the incremental cost of such usage to DISH Network.  Since both the Corporation and EchoStar use the corporate aircraft and Mr. Ergen is an employee of both the Corporation and EchoStar, certain incremental costs related to personal use of corporate aircraft by Mr. Ergen and his family members and guests are allocated between the Corporation and EchoStar.

(4)                     Mr. Orban was promoted to Executive Vice President and Chief Financial Officer effective June 29, 2019.

CEO Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act includes a mandate that public companies disclose the ratio of the compensation of their Chief Executive Officer to their median employee. We determined the pay ratio by dividing the total 2019 compensation of Mr. Carlson, our Chief Executive Officer, as disclosed in the Summary Compensation Table by the total 2019 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the Chief Executive Officer.  Our median employee for 2019 was determined using the compensation of all employees who were actively employed on December 31, 2019 (the “Measurement Date”). We used all employees’ year-to-date cash compensation as of the Measurement Date to determine the median employee.

The total compensation of our median employee, using the same methodology we use for Mr. Carlson’s Summary Compensation Table compensation, is $54,685 and total compensation of Mr. Carlson is $1,007,020. Therefore, our Chief Executive Officer to median employee pay ratio calculation is approximately 18:1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grant of Plan-Based Awards

The following table provides information on equity awards in 2019 for the NEOs.

		Date of Compensation	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Committee Approval	Threshold (#)	Target (#)	Maximum (#)	or Units (1) (#)	Options (#)	Awards ($/sh)	Option Awards (2)
Charles W. Ergen	04/01/2019	12/21/2018	—	—	—	160	—	$—	$—

W. Erik Carlson	04/01/2019	12/21/2018	—	—	—	160	—	$—	$—

Paul W. Orban	04/01/2019	12/21/2018	—	—	—	160	—	$—	$—
	07/01/2019	06/27/2019	—	—	50,000	—	50,000	$38.86	$1,140,344

Brian V. Neylon	04/01/2019	12/21/2018	—	—	—	160	—	$—	$—
	04/01/2019	04/01/2019	—	—	—	—	25,000	$33.14	$261,653

John W. Swieringa	04/01/2019	12/21/2018	—	—	—	160	—	$—	$—
	04/01/2019	04/01/2019	—	—	—	—	25,000	$33.14	$261,653

(1)                    The amounts reported in the “All Other Stock Awards” column represent Class A Shares awarded to the eligible NEOs during 2019 pursuant to our profit sharing program.

(2)                    These amounts include both performance and non-performance based awards and are calculated in accordance with FASB ASC Topic 718.  The grant date fair values for performance awards are based on the probable outcome of the performance conditions under the awards and do not necessarily reflect the amount of compensation actually realized or that may be realized.

Assuming maximum achievement of all performance conditions underlying the performance awards included in this column, the total grant date fair values would be as follows:

2019 Performance Awards
Charles W. Ergen	$—
W. Erik Carlson	$—
Paul W. Orban	$575,123
Brian V. Neylon	$—
John W. Swieringa	$—

Assumptions used in the calculation of grant date fair values are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2019, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on February 19, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards at fiscal year-end 2019 for the NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Charles W. Ergen	—	—	540,000	$27.90	09/30/2021	(4)	—		$—
	12,000	—	48,000	$36.40	01/01/2023		24,000	(5)	$851,280
	—	—	60,000	$57.93	01/01/2027		—		$—
	28,000	40,000	82,000	$35.42	10/01/2028		—		$—
	—	—	—	$—	—		100	(6)	$3,547

W. Erik Carlson	6,000	—	—	$21.59	03/31/2021	(4)	—		$—
	—	—	48,000	$36.40	01/01/2023		24,000	(5)	$851,280
	120,000	80,000	—	$57.18	01/01/2026		—		$—
	—	—	60,000	$57.93	01/01/2027		—		$—
	40,000	160,000	—	$47.75	01/01/2028		—		$—
	36,000	—	164,000	$35.42	10/01/2028		—		$—
	—	—	—	$—	—		100	(6)	$3,547

Paul W. Orban	—	—	24,000	$36.40	01/01/2023		12,000	(5)	$425,640
	8,000	2,000	—	$69.73	04/01/2025		—		$—
	9,000	6,000	—	$57.18	01/01/2026		—		$—
	—	—	30,000	$57.93	01/01/2027		—		$—
	10,000	40,000	—	$47.75	01/01/2028		—		$—
	9,000	—	41,000	$35.42	10/01/2028		—		$—
	4,000	—	46,000	$38.86	10/01/2028		—		$—
	—	50,000	—	$38.86	07/01/2029		—		$—
	—	—	—	$—	—		100	(6)	$3,547

Brian V. Neylon	1,000	—	—	$21.59	03/31/2021	(4)	—		$—
	10,000	—	—	$27.90	06/30/2021	(4)	—		$—
	—	—	24,000	$36.40	01/01/2023		12,000	(5)	$425,640
	—	—	15,000	$57.18	01/01/2023		7,500	(7)	$266,025
	60,000	40,000	—	$57.18	01/01/2026		—		$—
	—	—	60,000	$57.93	01/01/2027		—		$—
	20,000	80,000	—	$47.75	01/01/2028		—		$—
	18,000	—	82,000	$35.42	10/01/2028		—		$—
	—	25,000	—	$33.14	04/01/2029		—		$—
	—	—	—	$—	—		100	(6)	$3,547

John W. Swieringa	—	—	12,000	$36.40	01/01/2023		6,000	(5)	$212,820
	3,000	—	12,000	$63.90	01/01/2023		6,000	(8)	$212,820
	—	—	15,000	$57.18	01/01/2023		7,500	(7)	$266,025
	25,000	—	—	$63.90	04/01/2024		—		$—
	60,000	40,000	—	$57.18	01/01/2026		—		$—
	—	—	60,000	$57.93	01/01/2027		—		$—
	20,000	80,000	—	$47.75	01/01/2028		—		$—
	18,000	—	82,000	$35.42	10/01/2028		—		$—
	—	25,000	—	$33.14	04/01/2029		—		$—
	—	—	—	$—	—		100	(6)	$3,547

(1)                     Awards granted under DISH Network’s stock incentive plans generally vest at the rate of 20% per year commencing one year from the date of grant.

(2)                     Awards granted under DISH Network’s performance-based plans vest at various times based on certain company-specific goals, discussed above.

(3)                     Amount represents the number of unvested, performance-based restricted stock units multiplied by $35.47, the closing market price of DISH Network’s Class A Shares on December 31, 2019.

(4)                     On December 2, 2012, we declared a dividend of $1.00 per share on our outstanding Class A Shares and Class B Shares. The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012.  In light of such dividend, our Board of Directors and Compensation Committee, which administers our stock incentive plans, determined to adjust the exercise price of certain stock options issued under the plans by decreasing the exercise price by $0.77 per share during January 2013.

(5)                     Restricted stock awarded on January 1, 2013 under DISH Network’s Stock Incentive Plans.

(6)                     Restricted stock awarded on July 7, 2017 under DISH Network’s Stock Incentive Plans.

(7)                     Restricted stock awarded on January 1, 2016 under DISH Network’s Stock Incentive Plans.

(8)                     Restricted stock awarded on April 1, 2014 under DISH Network’s Stock Incentive Plans.

Option Exercises and Stock Vested

The following table provides information on option exercises and stock vested in 2019 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles W. Ergen	660,000	$3,880,800	—	$—

(1)                    The value realized on exercise is computed by multiplying the difference between the exercise price of the stock option and the market price of the Class A Shares on the date of exercise by the number of shares with respect to which the option was exercised.

Potential Payments Upon Termination Following a Change in Control

As discussed in “Compensation Discussion and Analysis” above, our standard form of non-performance based option agreement given to executive officers includes acceleration of vesting upon a change in control of DISH Network for those executive officers that are terminated by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.

Generally a change in control is deemed to occur upon: (i) a transaction or a series of transactions the result of which is that any person (other than Mr. Ergen, our controlling shareholder, or a related party) individually owns more than fifty percent (50%) of the total equity interests of either: (A) DISH Network; or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of DISH Network are not continuing directors.

Assuming a change in control were to have taken place as of December 31, 2019, and the executives were terminated by DISH Network or the surviving entity at such date, the estimated benefits that would have been provided are as follows:

Name	Maximum Value of Accelerated Vesting of Options
Charles W. Ergen	$—

W. Erik Carlson	$—

Paul W. Orban	$—

Brian V. Neylon	$58,250

John W. Swieringa	$58,250

DIRECTOR COMPENSATION

The following table sets forth the cash and noncash compensation for the fiscal year ended December 31, 2019 for each of our nonemployee directors.  Our employee directors are not compensated for their service as directors and, consequently, are not included in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kathleen Q. Abernathy (2)	$66,500	$—	$76,147	$—	$—	$—	$142,647

George R. Brokaw (3), (4)	$135,500	$—	$31,886	$—	$—	$—	$167,386

Charles M. Lillis (3), (4)	$128,000	$—	$31,866	$—	$—	$—	$159,866

Afshin Mohebbi (3)	$74,500	$—	$31,886	$—	$—	$—	$106,386

Tom A. Ortolf (3)	$75,000	$—	$31,866	$—	$—	$—	$106,866

Joseph T. Proietti (5)	$16,500	$—	$—	$—	$—	$—	$16,500

(1)         The amounts reported in the “Option Awards” column reflect the aggregate grant date fair values n accordance with FASB ASC Topic 718.  Options granted under our 2001 Director Plan are 100% vested upon issuance.  Thus, the amount recognized for financial statement reporting purposes and the full grant date fair value are the same.  Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2019, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on February 19, 2020.

(2)         On April 1, 2019 after joining the Board, Ms. Abernathy was granted an option to acquire 8,750 Class A Shares at an exercise price of $33.14 per share under our 2001 Director Plan.

(3)         On January 1, 2019, Messrs. Brokaw, Lillis, Mohebbi, and Ortolf were each granted an option to acquire 5,000 Class A Shares at an exercise price of $24.97 per share under our 2001 Director Plan.

(4)         In April 2018, the Board approved a monthly retainer of $5,000 (currently approved not to exceed a total of $135,000) for the members of the special litigation committee (the “Special Litigation Committee”) of the Board of Directors established in connection with the litigation discussed in the Notes to our Consolidated Financial Statements in the Corporation’s Annual Report on Form 10-K  filed with the SEC on February 19, 2020 under Note 15 “Commitments and Contingencies — Contingencies — Litigation — Telemarketing Shareholder Derivative Litigation.”  During 2019, Messrs. Brokaw and Lillis each earned $60,000 for their service on this Special Litigation Committee.

(5)         Mr. Proietti joined the Board in October 2019.

Standard Nonemployee Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

Cash Compensation.  Each nonemployee director receives an annual retainer of $60,000 which is paid in equal quarterly installments; provided such person is a member of the Board on the last day of the applicable calendar quarter.  Our nonemployee directors also receive $1,000 for each meeting attended in person and $500 for each meeting attended by telephone; provided that if there is more than one meeting of the Board of Directors and/or any committee thereof on the same day, then the applicable nonemployee director is only entitled to receive compensation for attendance at a single meeting.  Additionally, the chairperson of each committee of the Board receives a $5,000 annual retainer, which is paid in equal quarterly installments; provided such person is the chairperson of the committee on the last day of the applicable calendar quarter.  Furthermore, our nonemployee directors receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees and (ii) reimbursement, in full, of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.

Equity Compensation.  We have adopted a nonemployee director stock option plan, which we refer to as the 2001 Director Plan. The purpose of the 2001 Director Plan is to advance our interests through the motivation, attraction, and retention of highly-qualified nonemployee directors.  Upon election to our Board, our nonemployee directors are granted an option to acquire a certain number of our Class A Shares under our 2001 Director Plan effective as of the first day of the next calendar quarter.  Options granted under our 2001 Director Plan are 100% vested upon issuance and have a term of five years.  We also have the discretion to grant each continuing nonemployee director an option to acquire Class A Shares annually, and we have typically granted each continuing nonemployee director an option to acquire 5,000 Class A Shares in recent years.

Our nonemployee directors do not hold any stock awards except those granted to the nonemployee directors pursuant to our 2001 Director Plan.  We have granted the following options to our nonemployee directors under such plan:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Kathleen Q. Abernathy	8,750	$33.14	04/01/24
Total Options Outstanding at December 31, 2019	8,750

George R. Brokaw	5,000	$72.89	01/01/20
	5,000	$57.18	01/01/21
	5,000	$57.93	01/01/22
	5,000	$47.75	01/01/23
	5,000	$24.97	01/01/24
Total Options Outstanding at December 31, 2019	25,000

Charles M. Lillis	5,000	$72.89	01/01/20
	5,000	$57.18	01/01/21
	5,000	$57.93	01/01/22
	5,000	$47.75	01/01/23
	5,000	$24.97	01/01/24
Total Options Outstanding at December 31, 2019	25,000

Afshin Mohebbi	5,000	$57.18	01/01/21
	5,000	$57.93	01/01/22
	5,000	$47.75	01/01/23
	5,000	$24.97	01/01/24
Total Options Outstanding at December 31, 2019	20,000

Tom A. Ortolf	5,000	$72.89	01/01/20
	5,000	$57.18	01/01/21
	5,000	$57.93	01/01/22
	5,000	$47.75	01/01/23
	5,000	$24.97	01/01/24
Total Options Outstanding at December 31, 2019	25,000

EQUITY COMPENSATION PLAN INFORMATION

We have two employee stock incentive plans: (i) our 2009 Stock Incentive Plan, and (ii) our 2019 Stock Incentive Plan (the “Stock Incentive Plans”).  We adopted the Stock Incentive Plans to provide incentives to attract and retain executive officers and other key employees.  While awards remain outstanding under our 2009 Stock Incentive Plan, we no longer grant equity awards pursuant to this plan.  The Stock Incentive Plans are administered by our Compensation Committee.

Awards available under the Stock Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards.  As of December 31, 2019, 79,462,500 of our Class A Shares were available for issuance under the 2019 Stock Incentive Plan.  Our authorization to grant new awards under the 2009 Stock Incentive Plans has expired.  The Compensation Committee retains discretion, subject to plan limits, to, among other things, modify the terms of outstanding awards and to adjust the price of awards.

As of December 31, 2019, there were outstanding options to purchase 13,715,612 Class A Shares and 1,504,370 outstanding restricted stock units/awards under the Stock Incentive Plans.  These awards generally vest at the rate of 20% per year commencing one year from the date of grant.  The exercise prices of these options, which have generally been equal to or greater than the fair market value of our Class A Shares at the date of grant, range from less than $10.00 to $80.00 per Class A Share.

On December 2, 2012, we declared a dividend of $1.00 per share on our outstanding Class A Shares and Class B Shares. The dividend was paid in cash on December 28, 2012 to shareholders of record on December 14, 2012.  In light of such dividend, our Board of Directors and Compensation Committee, which administers our Stock Incentive Plans, determined to adjust the exercise price of certain stock options issued under the plans by decreasing the exercise price by $0.77 per share during January 2013.

As previously discussed in Compensation Discussion & Analysis, we have adopted the 2013 LTIP, the 2017 LTIP and the 2019 LTIP under DISH Network’s Stock Incentive Plans.

In addition to the 2001 Director Plan and the Stock Incentive Plans, during 2002 we adopted and our shareholders approved our 2002 Class B Chairman Stock Option Plan, under which we have reserved 20 million Class B Shares for issuance.  The Class B Shares available for issuance under the 2002 Class B Chairman Stock Option Plan are not included in the table below.  No options have been granted to date under the 2002 Class B Chairman Stock Option Plan.

The following table sets forth information regarding outstanding stock options and restricted stock unit awards and the Class A Shares reserved for future issuance under our equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,219,982	$41.71	80,263,750
Equity compensation plans not approved by security holders	—	—	—
Total	15,219,982	$41.71	80,263,750

(1)         The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock units that provide for the issuance of shares of common stock upon vesting because these awards do not require payment of an exercise price in order to obtain the underlying shares upon vesting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy for the review and approval of transactions involving DISH Network and related parties, such as directors, executive officers (and their immediate family members), and EchoStar.  In order to identify these transactions, we distribute questionnaires to our officers and directors on an annual basis.  Our General Counsel then directs the appropriate review of all potential related-party transactions and generally schedules their presentation at the next regularly-scheduled meetings of the Audit Committee and the Board of Directors.  The Audit Committee and the Board of Directors must approve these transactions, with all interested parties abstaining from the vote.  Once each calendar year, the Audit Committee and the Board of Directors undertake a review of all recurring potential related-party transactions.  Both the Audit Committee and the Board of Directors must approve the continuation of each such transaction, with all interested parties abstaining.  Transactions involving EchoStar are subject to the approval of a committee of the non-interlocking directors or in certain circumstances non-interlocking management.

Related Party Transactions with EchoStar Corporation

On January 1, 2008, we completed the distribution of our technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly traded company, EchoStar.  DISH Network and EchoStar operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established for the benefit of his family.

In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services, and rights from EchoStar, EchoStar obtains certain products, services, and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.

Share Exchange.

On February 28, 2017, we and EchoStar and certain of our respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) that was previously entered into on January 31, 2017 (the “Share Exchange”).  Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to us certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar’s ten percent non-voting interest in Sling TV Holding L.L.C., and in exchange, we transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar and 81.128 shares of preferred tracking stock issued by Hughes Satellite Systems Corporation, a subsidiary of EchoStar, that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C. (“HNS”), a wholly-owned subsidiary of Hughes Communications, Inc. (“Hughes”).

Master Transaction Agreement.

On May 19, 2019, we and Merger Sub entered into the Master Transaction Agreement with EchoStar and Newco.  Pursuant to the Master Transaction Agreement, among other things, EchoStar transferred to us certain assets and liabilities of its EchoStar Satellite Services segment.  Effective September 10, 2019, pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement, in consideration for the Merger, we issued 22,937,188 shares of our Class A common stock.  The transaction was structured as a tax-free spin-off and merger.  In connection with the Master Transaction Agreement, we and EchoStar and certain of their subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services.

In connection with the Share Exchange and Master Transaction Agreement, we and EchoStar and certain of their subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services.  In addition, certain agreements that we had with EchoStar have terminated and we entered into certain new agreements with EchoStar.  We also may enter into additional agreements with EchoStar in the future. The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial condition and results of operations.

Employee Matters Agreement — Share Exchange.  In connection with the completion of the Share Exchange, effective March 1, 2017, we and EchoStar entered into an Employee Matters Agreement that addresses the transfer of employees from EchoStar to us, including certain benefit and compensation matters and the allocation of responsibility for employee-related liabilities relating to current and past employees of the Transferred Businesses.  We assumed employee-related liabilities relating to the Transferred Businesses as part of the Share Exchange, except that EchoStar will be responsible for certain existing employee-related litigation as well as certain pre-Share Exchange compensation and benefits for employees transferring to us in connection with the Share Exchange. No payments were made under the Employee Matters Agreements during the year ended December 31, 2019.

Employee Matters Agreement — Master Transaction Agreement.  In connection with the completion of the Master Transaction Agreement, effective September 10, 2019, we and EchoStar entered into an Employee Matters Agreement that addresses the transfer of employees from EchoStar to us, including certain benefit and compensation matters and the allocation of responsibility for employee-related liabilities relating to current and past employees of the BSS Business.  We assumed employee-related liabilities relating to the BSS Business as part of the Master Transaction Agreement, except that EchoStar will be responsible for certain existing employee-related litigation as well as certain pre-Master Transaction Agreement compensation and benefits for employees transferring to us in connection with the Master Transaction Agreement.  No payments were made under the Employee Matters Agreements during the year ended December 31, 2019.

Hughes Agreements.

DBSD North America Agreement.  On March 9, 2012, we completed the acquisition of 100% of the equity of reorganized DBSD North America, Inc. (“DBSD North America”).  During the second quarter 2011, EchoStar acquired Hughes.  Prior to our acquisition of DBSD North America and EchoStar’s acquisition of Hughes, DBSD North America and HNS entered into an agreement pursuant to which HNS provides, among other things, hosting, operations and maintenance services for DBSD North America’s satellite gateway and associated ground infrastructure.  This agreement generally may be terminated by us at any time for convenience.  We incurred expenses payable to HNS of approximately $2 million under this agreement during the year ended December 31, 2019.

Hughes Broadband Distribution Agreement.  Effective October 1, 2012, dishNET Satellite Broadband L.L.C. (“dishNET Satellite Broadband”), our indirect wholly-owned subsidiary, and HNS entered into a Distribution Agreement (the “Distribution Agreement”) pursuant to which dishNET Satellite Broadband has the right, but not the obligation, to market, sell, and distribute the HNS satellite Internet service (the “Service”).  dishNET Satellite Broadband pays HNS a monthly per subscriber wholesale service fee for the Service based upon the subscriber’s service level, and, beginning January 1, 2014, certain volume subscription thresholds.  The Distribution Agreement also provides that dishNET Satellite Broadband has the right, but not the obligation, to purchase certain broadband equipment from HNS to support the sale of the Service.  On February 20, 2014, dishNET Satellite Broadband and HNS amended the Distribution Agreement which, among other things, extended the initial term of the Distribution Agreement through March 1, 2024.  Thereafter, the Distribution Agreement automatically renews for successive one year terms unless either party gives written notice of its intent not to renew to the other party at least 180 days before the expiration of the then-current term.  Upon expiration or termination of the Distribution Agreement, the parties will continue to provide the Service to the then-current dishNET subscribers pursuant to the terms and conditions of the Distribution Agreement.  We incurred expenses payable to HNS of approximately $25 million under the Distribution Agreement during the year ended December 31, 2019 for services from HNS.

During the first quarter 2017, we transitioned our wholesale arrangement with Hughes under the Distribution Agreement to an authorized representative arrangement and entered into the master service agreement (“MSA”) with HNS.  See “Hughes Broadband Master Services Agreement” below for further information.

Hughes Broadband Master Services Agreement.  In March 2017, DISH Network L.L.C. (“DNLLC”) and HNS entered into an MSA pursuant to which DNLLC, among other things: (i) has the right, but not the obligation, to market, promote and solicit orders for the Hughes broadband satellite service and related equipment; and (ii) installs Hughes service equipment with respect to activations generated by DNLLC.  Under the MSA, HNS will make certain payments to DNLLC for each Hughes service activation generated, and installation performed, by DNLLC.  The MSA has an initial term of five years with automatic renewal for successive one year terms.  After the first anniversary of the MSA, either party has the ability to terminate the MSA, in whole or in part, for any reason upon at least 90 days’ notice to the other party.  Upon expiration or termination of the MSA, HNS will continue to provide the Hughes service to subscribers and make certain payments to DNLLC pursuant to the terms and conditions of the MSA.  We earned revenues of approximately $20 million from HNS under the MSA during the year ended December 31, 2019.  In addition, we purchased broadband equipment from HNS of $14 million under the MSA during the year ended December 31, 2019.

Hughes Equipment and Services Agreement. In February 2019, we and HNS entered into an agreement pursuant to which HNS will provide us with HughesNet Service and HughesNet equipment for the transmission of certain data related to our next-generation 5G-capable network, focused on supporting narrowband IoT.  This agreement has an initial term of five years with automatic renewal for successive one-year terms unless terminated by DISH Network with at least 180 days’ written notice to us or by us with at least 365 days’ written notice to DISH Network.

TerreStar Agreement.  On March 9, 2012, we completed the acquisition of substantially all the assets of TerreStar Networks, Inc. (“TerreStar”).  Prior to our acquisition of substantially all the assets of TerreStar and EchoStar’s acquisition of Hughes, TerreStar and HNS entered into various agreements pursuant to which HNS provides, among other things, hosting, operations, and maintenance services for TerreStar’s satellite gateway and associated ground infrastructure.  These agreements generally may be terminated by us at any time for convenience.  We incurred expenses payable to HNS of approximately $4 million under these agreements during the year ended December 31, 2019.

Intellectual Property and Technology License Agreement — Share Exchange.  In connection with the completion of the Share Exchange, effective March 1, 2017, we and EchoStar entered into an Intellectual Property and Technology License Agreement (“IPTLA”), pursuant to which we and EchoStar license to each other certain intellectual property and technology.  The IPTLA will continue in perpetuity, unless mutually terminated by the parties.  Pursuant to the IPTLA, EchoStar granted to us a license to its intellectual property and technology for use by us, among other things, in connection with our continued operation of the Transferred Businesses acquired pursuant to the Share Exchange Agreement, including a limited license to use the “ECHOSTAR” trademark during a transition period.  EchoStar retains full ownership of the “ECHOSTAR” trademark.  In addition, we granted a license back to EchoStar, among other things, for the continued use of all intellectual property and technology transferred to us pursuant to the Share Exchange Agreement that is used in EchoStar’s retained businesses.  No payments were made under the IPTLA during the year ended December 31, 2019.

Intellectual Property and Technology License Agreement — Master Transaction Agreement.  In connection with the completion of the Master Transaction Agreement, effective September 10, 2019, we and EchoStar entered into an IPTLA (the “MTA IPTLA”), pursuant to which we and EchoStar license to each other certain intellectual property and technology.  The MTA IPTLA will continue in perpetuity, unless mutually terminated by the parties.  Pursuant to the MTA IPTLA, EchoStar granted to us a license to its intellectual property and technology for use by us, among other things, in connection with our continued operation of the BSS Business acquired pursuant to the Master Transaction Agreement, including a limited license to use the “ESS” and “ECHOSTAR SATELLITE SERVICES” trademarks during a transition period.  EchoStar retains full ownership of the “ESS” and “ECHOSTAR SATELLITE SERVICES” trademarks.  In addition, we granted a license back to EchoStar, among other things, for the continued use of all intellectual property and technology transferred to us pursuant to the Master Transaction Agreement that is used in EchoStar’s retained businesses.  No payments were made under the MTA IPTLA during the year ended December 31, 2019.

Patent Cross-License Agreements.  In December 2011, we and EchoStar entered into separate patent cross-license agreements with the same third-party whereby: (i) EchoStar and such third-party licensed their respective patents to each other subject to certain conditions; and (ii) we and such third-party licensed our respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”).  Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million.  Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022.  In December 2016, we and EchoStar independently exercised our respective options to extend each Cross-License Agreement.  The aggregate additional payments to such third-party was less than $3 million.  Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of us and EchoStar, we and EchoStar agreed to allocate our respective payments to such third-party based on our respective percentage of combined total revenue.   No payments were made under the Cross-License Agreement during the year ended December 31, 2019.

Professional Services Agreement.  Prior to 2010, in connection with the Spin-off, we entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement.  During 2009, we and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from us, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services. Additionally, we and EchoStar agreed that we shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for us (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services.  The Professional Services Agreement renewed on January 1, 2020 for an additional one-year period until January 1, 2021 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days’ notice.  However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days’ notice.  In connection with the completion of the Share Exchange on February 28, 2017, we and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Share Exchange Agreement.  In addition, on May 19, 2019, we entered into a Master Transaction Agreement, pursuant to which, effective September 10, 2019, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Master Transaction Agreement and to remove certain services no longer necessary as a result of the Master Transaction Agreement. We earned revenues of approximately $3 million from EchoStar under the Professional Services Agreement during the year ended December 31, 2019.  We incurred expenses payable to EchoStar of approximately $3 million under the Professional Services Agreement during the year ended December 31, 2019.

Real Estate Lease Agreements.  We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities, and maintenance of the premises.  We incurred expenses payable to EchoStar of approximately $15 million under these real estate lease agreements during the year ended December 31, 2019.  The term of each lease is set forth below:

•                  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado was for a period ending on December 31, 2019.  In December 2019, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

•                  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado was for a period ending on December 31, 2018.  In December 2018, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, this real estate was transferred to us.

•                  Cheyenne Lease Agreement.  The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031.  In connection with the completion of the Share Exchange, EchoStar transferred ownership of a portion of this property to us, and, effective March 1, 2017, we and EchoStar amended this lease agreement to: (i) terminate the lease of certain space at the portion of the property that was transferred to us and (ii) provide for the continued lease to us of certain space at the portion of the property that EchoStar retained.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, this real estate was transferred to us.

•                  100 Inverness Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, we lease certain space from EchoStar at 100 Inverness Terrace East, Englewood, Colorado for a period ending in December 2020.  This agreement may be terminated by either party upon 180 days’ prior notice.

Additionally, we have entered into lease agreements pursuant to which we lease certain real estate to EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities, and maintenance of the premises.  We earned revenues of approximately $3 million from EchoStar under these real estate leases during both the year ended December 31, 2019.  The term of each lease is set forth below:

•                  El Paso Lease Agreement.  During 2012, we began leasing certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms.  During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018 and in April 2018 EchoStar exercised its second renewal option for a period ending in August 2021.

•                  90 Inverness Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 90 Inverness Circle East, Englewood, Colorado for a period ending in February 2022.  EchoStar has the option to renew this lease for four three-year periods.

•                  Cheyenne Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 530 EchoStar Drive, Cheyenne, Wyoming for a period ending in February 2019.  In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020.  EchoStar has the option to renew this lease for twelve one-year periods.  In connection with the Master Transaction Agreement, we and EchoStar amended this lease to provide EchoStar with certain space for a period ending in September 2021, with the option for EchoStar to renew for a one-year period upon 180 days’ written notice prior to the end of the term.

•                  Gilbert Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 801 N. DISH Dr., Gilbert, Arizona for a period ending in March 2019.  In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020.  EchoStar has the option to renew this lease for twelve one-year periods.  This lease was terminated effective September 10, 2019.

•                  American Fork Occupancy License Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, we acquired the lease for certain space at 796 East Utah Valley Drive, American Fork, Utah, and we sublease certain space at this location to EchoStar for a period ending in August 2017.  In June 2017, EchoStar exercised its five-year renewal option for a period ending in August 2022.  This lease was terminated effective March 2019.

•                  Collocation and Antenna Space Agreements.  In connection with the completion of the Share Exchange, effective March 1, 2017, we entered into certain agreements pursuant to which we will provide certain collocation and antenna space to HNS through February 2022 at the following locations:  Cheyenne, Wyoming; Gilbert, Arizona; New Braunfels, Texas; Monee, Illinois; Englewood, Colorado; and Spokane, Washington.  During August 2017, we entered into certain other agreements pursuant to which we will provide certain collocation and antenna space to HNS through August 2022 at the following locations:  Monee, Illinois and Spokane, Washington.  HNS has the option to renew each of these agreements for four three-year periods.  HNS may terminate certain of these agreements with 180 days’ prior written notice to us at the following locations:  New Braunfels, Texas; Englewood, Colorado; and Spokane, Washington.  In September 2019, in connection with the Master Transaction Agreement, we entered into an agreement pursuant to which we provide HNS with certain additional collocation space in Cheyenne, Wyoming for a period ending in September 2020, with the option for HNS to renew for a one-year period, with prior written notice no more than 120 days but no less than 90 days prior to the end of the term.  In October 2019, HNS provided a termination notice for its New Braunfels, Texas agreement to be effective May 2020.  The fees for the services provided under these agreements depend, among other things, on the number of racks leased and/or antennas present at the location.

Also in connection with the Master Transaction Agreement, in September 2019, we entered into an agreement pursuant to which we will provide HNS with antenna space and power in Cheyenne, Wyoming for a period of five years commencing no later than October 2020, with four three-year renewal terms, with prior written notice no more than 120 days but no less than 90 days prior to the end of the then-current term.

Rovi License Agreement.  On August 19, 2016, we entered into a ten-year patent license agreement (the “Rovi License Agreement”) with Rovi Corporation (“Rovi”) and, for certain limited purposes, EchoStar.  EchoStar is a party to the Rovi License Agreement solely with respect to certain provisions relating to the prior patent license agreement between EchoStar and Rovi.  There were no payments between us and EchoStar under the Rovi License Agreement during the year ended December 31, 2019.

Satellite Capacity Leased from EchoStar.  We have entered into certain satellite capacity agreements pursuant to which we lease certain capacity on certain satellites owned or leased by EchoStar.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease.  We incurred expenses payable to EchoStar of approximately $169 million under satellite capacity agreements during the year ended December 31, 2019.  The term of each lease is set forth below:

•                  EchoStar VII, X, XI and XIV.  On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar VII, X, XI and XIV satellites.  The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite.  We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life.  There can be no assurance that any options to renew such agreements will be exercised.  The satellite capacity agreement for EchoStar VII expired on June 30, 2018.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, these satellites were transferred to us.

•                  EchoStar IX.  We lease certain satellite capacity from EchoStar on EchoStar IX.  Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

•                  EchoStar XVI.  In December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  In July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year.  Prior to expiration of the initial term, we had the option to renew for an additional five-year period.  In May 2017, we exercised our first renewal option for an additional five-year period ending in January 2023.  We also have the option to renew for an additional five-year period prior to expiration of the first renewal period in January 2023.  There can be no assurance that the option to renew this agreement will be exercised. During 2018, we and EchoStar further amended the agreement to, among other things, allow us to place and use certain satellites at the 61.5 degree orbital location.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, this satellite was transferred to us.

•                  Nimiq 5 Agreement.  During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”).  During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we currently receive service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.

Under the terms of the DISH Nimiq 5 Agreement, we make certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continue through the service term.  Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date the Nimiq 5 satellite was placed into service.  Upon expiration of the initial term, we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite.  Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the DISH Nimiq 5 Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the Telesat Transponder Agreement was transferred to us.  In September 2019, we and EchoStar entered into an agreement whereby we compensate EchoStar for retaining certain obligations to Telesat related to our performance under the Telesat Transponder Agreement.

•                  QuetzSat-1 Lease Agreement.  During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite.  During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 DBS transponders.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite.  In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location.  During the first quarter 2013, we and EchoStar entered into an agreement pursuant to which we sublease five DBS transponders back to EchoStar.  In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.

Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021.  Upon expiration of the initial term, we have the option to renew the QuetzSat-1

Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite.  Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the QuetzSat-1 Transponder Agreement was transferred to us.

103 Degree Orbital Location/SES-3.  In May 2012, EchoStar entered into a spectrum development agreement (the “103 Spectrum Development Agreement”) with Ciel Satellite Holdings Inc. (“Ciel”) to develop certain spectrum rights at the 103 degree orbital location (the “103 Spectrum Rights”).  In June 2013, we and EchoStar entered into a spectrum development agreement (the “DISH 103 Spectrum Development Agreement”) pursuant to which we may use and develop the 103 Spectrum Rights.  Both the 103 Spectrum Development Agreement and DISH 103 Spectrum Development Agreement were terminated on March 31, 2018.

In connection with the 103 Spectrum Development Agreement, in May 2012, EchoStar also entered into a ten-year service agreement with Ciel pursuant to which EchoStar leases certain satellite capacity from Ciel on the SES-3 satellite at the 103 degree orbital location (the “103 Service Agreement”).  In June 2013, we and EchoStar entered into an agreement pursuant to which we lease certain satellite capacity from EchoStar on the SES-3 satellite (the “DISH 103 Service Agreement”).  Under the terms of the DISH 103 Service Agreement, we make certain monthly payments to EchoStar through the service term.  Both the 103 Service Agreement and DISH 103 Service Agreement were terminated on March 31, 2018.

Tax Matters Agreement — Share Exchange.  In connection with the completion of the Share Exchange, we and EchoStar entered into a Tax Matters Agreement, which governs certain rights, responsibilities, and obligations with respect to taxes of the Transferred Businesses pursuant to the Share Exchange.  Generally, EchoStar is responsible for all tax returns and tax liabilities for the Transferred Businesses for periods prior to the Share Exchange and we are responsible for all tax returns and tax liabilities for the Transferred Businesses from and after the Share Exchange.  Both we and EchoStar have made certain tax-related representations and are subject to various tax-related covenants after the consummation of the Share Exchange.  Both we and EchoStar have agreed to indemnify each other if there is a breach of any such tax representation or violation of any such tax covenant and that breach or violation results in the Share Exchange not qualifying for tax free treatment for the other party.  In addition, we have agreed to indemnify EchoStar if the Transferred Businesses are acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons and such acquisition results in the Share Exchange not qualifying for tax free treatment. The Tax Matters Agreement supplements the Tax Sharing Agreement outlined below, which continues in full force and effect.  There were no revenue, expenses or payments between us and EchoStar under or relating to this agreement for the year ended December 31, 2019.

Tax Matters Agreement — Master Transaction Agreement.  In connection with the completion of the Master Transaction Agreement, we and EchoStar entered into a Tax Matters Agreement, which governs certain rights, responsibilities and obligations with respect to taxes of the BSS Business pursuant to the Master Transaction Agreement.  Generally, EchoStar is responsible for all tax returns and tax liabilities for the BSS Business for periods prior to the Master Transaction Agreement, and we are responsible for all tax returns and tax liabilities for the BSS Business from and after the Master Transaction Agreement.  Both we and EchoStar have made certain tax-related representations in contemplation of the Master Transaction Agreement.  Both we and EchoStar have agreed to indemnify each other if there is a breach of any such tax representation and that breach results in the Master Transaction Agreement not qualifying for tax free treatment for the other party.  In addition, we have agreed to indemnify EchoStar if the BSS Business are acquired, either directly or indirectly (e.g., via an acquisition of us), by one or more persons and such acquisition results in the Master Transaction Agreement not qualifying for tax free treatment.  The Tax Matters Agreement - Master Transaction Agreement supplements the Tax Sharing Agreement described below, which continues in full force and effect.  There were no revenue, expenses or payments between us and EchoStar under or relating to this agreement for the year ended December 31, 2019.

Tax Sharing Agreement.  In connection with the Spin-off, we entered into a tax sharing agreement (the “Tax Sharing Agreement”) with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off.  Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by us, and we will indemnify EchoStar for such taxes.  However, we are not liable for, and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options, or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the Internal Revenue Service (“IRS”) in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions.  In such case, EchoStar is solely liable for, and will indemnify us for, any resulting taxes, as well as any losses, claims, and expenses.  The Tax Sharing Agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

In light of the Tax Sharing Agreement, among other things, and in connection with our consolidated federal income tax returns for certain tax years prior to and for the year of the Spin-off, during the third quarter 2013, we and EchoStar agreed upon a supplemental allocation of the tax benefits arising from certain tax items resolved in the course of the IRS’ examination of these consolidated tax returns.  As a result, we agreed to pay EchoStar $84 million of the tax benefit we received or will receive.  Any payment to EchoStar, including accrued interest, will be made at such time as EchoStar would have otherwise been able to realize such tax benefit.  In addition, during the third quarter 2013, we and EchoStar agreed upon a tax sharing arrangement for filing certain combined state income tax returns and a method of allocating the respective tax liabilities between us and EchoStar for such combined returns, through the taxable period ending on December 31, 2017 (the “State Tax Arrangement”).

During the third quarter 2018, we and EchoStar amended the Tax Sharing Agreement and the 2013 agreements (the “Amendment”).  Under the Amendment, among other things, we are entitled to apply the benefit of EchoStar’s 2009 net operating losses to our federal tax return for the year ended December 31, 2008, in exchange for paying EchoStar over time the value of the net annual federal income taxes paid by EchoStar that would have been otherwise offset by their 2009 net operating loss.  In addition, the Amendment extends the term of the State Tax Arrangement for filing certain combined state income tax returns to the earlier to occur of (1) termination of the Tax Sharing Agreement, (2) a change in control of either us or EchoStar or, (3) for any particular state, if we and EchoStar no longer file a combined tax return for such state.

We and EchoStar file combined income tax returns in certain states.  In 2015 and 2014, EchoStar earned and recognized a tax benefit for certain state income tax credits that EchoStar estimates it would be unable to utilize in the future if it had filed separately from us.  We expect to utilize these tax credits to reduce our state income tax payable in the future.  Any payments made to EchoStar related to the utilization of these credits will be recorded as a reduction to “Additional paid-in capital” on our Consolidated Balance Sheets.

TT&C Agreement.  Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for certain satellites (the “TT&C Agreement”).  In February 2018, we amended the TT&C Agreement to, among other things, extend the term for one-year with four automatic one-year renewal periods.  The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  We and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months’ notice.  On May 19, 2019, we entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the assets and employees that provide these services were transferred to us.  We incurred expenses payable to EchoStar of less than $1 million under the TT&C Agreement during the year ended December 31, 2019.

TT&C Agreement — Master Transaction Agreement.  In September 2019, in connection with the Master Transaction Agreement, we entered into an agreement pursuant to which we provide telemetry, tracking and control (“TT&C”) services to EchoStar for a period ending in September 2021, with the option for EchoStar to renew for a one-year period upon written notice at least 90 days prior to the initial expiration (the “MTA TT&C Agreement”).  The fees for services provided under the MTA TT&C Agreement are calculated at either:  (i) a fixed fee or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  Either party is able to terminate the MTA TT&C Agreement for any reason upon 12 months’ notice.  We earned revenue of approximately $3 million from EchoStar under the TT&C Agreement — Master Transaction Agreement during the year ended December 31, 2019.

Related Party Transactions with NagraStar L.L.C.

As a result of the completion of the Share Exchange on February 28, 2017, we own a 50% interest in NagraStar L.L.C. (“NagraStar”), a joint venture that is our primary provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.  During the year ended December 31, 2019, we purchased from NagraStar security access and other services, at an aggregate cost to us of $56 million.  As of December 31, 2019, amounts payable to NagraStar totaled $10 million.

Related Party Transactions with Dish Mexico

Dish Mexico, S. de R.L. de C.V. (“Dish Mexico”) is an entity that provides direct-to-home satellite services in Mexico, which is owned 49% by EchoStar.  We provide certain broadcast services, certain satellite services and sell hardware such as digital set-top boxes and related components to Dish Mexico.  During the year ended December 31, 2019, we sold Dish Mexico approximately $7 million in satellite capacity and approximately $6 million in uplink services.  As of December 31, 2019, amounts receivable from Dish Mexico totaled $7 million.

Certain Related Party Transactions with Certain Members of Our Board of Directors

Ergen Family.  During 2019, Mrs. Ergen served as a Senior Advisor and as a member of our Board of Directors, and we paid her approximately $100,000.  During 2019, we employed Mrs. Katie Flynn, the daughter of Mr. and Mrs. Ergen, as a Program Manager and paid her approximately $73,000.  During 2019, we also employed Mr. Christopher Ergen, the son of Mr. and Mrs. Ergen, as a Business Analyst and paid him approximately $85,000.  During 2020, we expect to continue to employ Mrs. Ergen, Mrs. Flynn, Mr. Christopher Ergen and certain other Ergen children. While the amount paid during 2020 will depend on the time and services that will be provided, we expect to pay Mrs. Ergen approximately $60,000, Mrs. Flynn approximately $130,000, Mr. Christopher Ergen approximately $95,000 and certain other Ergen family members approximately $25,000 in the aggregate during 2020.  In addition, on January 1, 2020, in connection with her service as a Senior Advisor and Board member and a reduction in salary from $100,000 to $60,000, Mrs. Ergen was granted an option to purchase 5,000 Class A shares under the 2019 Stock Incentive Plan.  Similar to the options granted to our other Directors, these options are 100% vested upon issuance and have a term of five years.

Stock Rights Offering. During November 2019, we launched a rights offering (the Rights Offering”) pursuant to which we distributed transferable subscription rights (the “Subscriptions Rights”) pro rata to holders of record of our Class A and B common stock, and outstanding convertible notes (based on the applicable conversion ratio for those notes as of the record date) on November 17, 2019. Each Subscription Right entitled the holder to acquire one newly-issued share of our Class A common stock at a subscription price of $33.52 per share. In a private transaction separate from the Rights Offering, Mr. Ergen agreed to purchase, at the subscription price, any and all Class A Shares not subscribed for by holders of Subscription Rights pursuant to the exercise of their Subscription Rights (the “Standby Purchase Commitment”). Upon completion of the Rights Offering, on December 13, 2019, we raised approximately $1 billion and issued 29,834,992 Class A Shares. Of the 29,834,992 newly issued Class A Shares, 24,287,281 shares, approximately 81%, were issued through the exercise of the Subscription Rights (including the exercise in full by Mr. Ergen) and 5,547,711 shares, approximately 19%, were issued through the Standby Purchase Commitment.  Mr. Ergen did not receive any fee or other consideration in consideration of the Standby Purchase Commitment.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm in 2019.  KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2019, and the Board has proposed that our shareholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.  Please see Proposal No. 2 below.  The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of DISH Network.

Fees Paid to KPMG LLP for 2019 and 2018

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by KPMG LLP during those periods.

	For the Years Ended December 31,
	2019	2018
Audit Fees (1)	$3,632,000	$2,960,000
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	3,632,000	2,960,000
Tax Compliance Fees	234,558	408,836
Tax Consultation Fees	—	—
All Other Fees	—	—
Total Fees	$3,866,558	$3,368,836

(1)         Consists of fees paid by us for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q and fees in connection with the audit of our internal control over financial reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, retaining, and overseeing the work of our independent registered public accounting firm.  The Audit Committee has established a process regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s preapproval policies and procedures.

Requests are submitted to the Audit Committee in one of the following ways:

•                  Request for approval of services at a meeting of the Audit Committee; or

•                  Request for approval of services by members of the Audit Committee acting by written consent.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.  100% of the fees paid by us to KPMG LLP for services rendered in 2019 and 2018 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist DISH Network’s Board of Directors in its oversight of DISH Network’s financial reporting process, as is more fully described in its charter. DISH Network’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles.  DISH Network’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  Our responsibility is to monitor and review these processes.  It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.  We are not and may not be employees of DISH Network, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, we have relied, without independent verification, on representations by DISH Network’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.  We have also relied on representations of DISH Network’s independent registered public accounting firm included in their report on its financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with DISH Network’s management and independent registered public accounting firm do not assure that DISH Network’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of DISH Network’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), or that DISH Network’s independent registered public accounting firm is in fact “independent.”

In the performance of our oversight function, we reviewed and discussed with DISH Network’s management its audited financial statements for the fiscal year ended December 31, 2019.  We also discussed these audited financial statements with DISH Network’s independent registered public accounting firm.  Our discussions with the independent registered public accounting firm included the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” as currently in effect.  We also discussed with them their independence and any relationship that might affect their objectivity or independence.  In connection with these discussions, we reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB.   Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.

Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and DISH Network that affects the objectivity or independence of the independent registered public accounting firm.  Based on these discussions and our review discussed above, we recommended to DISH Network’s Board of Directors that its audited financial statements for fiscal 2019 be included in DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The DISH Network Audit Committee

Tom A. Ortolf (Chairman)
Kathleen Q. Abernathy
George R. Brokaw
Afshin Mohebbi

The report of the Audit Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting.  The Audit Committee and the Board have selected and appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and we are asking our shareholders to ratify this appointment at the Annual Meeting.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public registered accounting firm at any time if it determines that such a change would be in the best interests of DISH Network.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire.  They also will be available to respond to appropriate questions of shareholders.

Charles W. Ergen, our Chairman, currently possesses approximately 91.0% of the total voting power.  Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 2.  Accordingly, approval of Proposal No. 2 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.

The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 (Item No. 2 on the enclosed proxy card).

PROPOSAL NO. 3 — AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

We have had an Employee Stock Purchase Plan since 1997.  On March 11, 2020, the Board adopted an amendment and restatement of the Employee Stock Purchase Plan, which is subject to approval by our shareholders at the Annual Meeting.

The proposed amendment and restatement of the Employee Stock Purchase Plan would increase the number of Class A Shares that may be purchased under the Employee Stock Purchase Plan from 3,800,000 to 6,800,000.  As of December 31, 2019, 3,573,295 Class A Shares had been issued pursuant to the Employee Stock Purchase Plan. The Board of Directors believes that the Employee Stock Purchase Plan continues to be an important tool to attract and retain employees, and to align employee and shareholder interests.

The Employee Stock Purchase Plan is attached as Appendix A to this Proxy Statement. The principal provisions of the Employee Stock Purchase Plan are summarized below. This summary and the features of the Employee Stock Purchase Plan set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of the Employee Stock Purchase Plan.

Purchase of Shares

Subject to adjustment by the Board of Directors, the purchase price of each Class A Share purchased by employees under the Employee Stock Purchase Plan will be 85% of the closing price of the Class A Shares on the last business day of each calendar quarter in which such Class A Shares are deemed sold to an employee under the Employee Stock Purchase Plan. In the event that such day is not a date on which trading occurred on the NASDAQ Stock Market, then the day for calculation of the purchase price shall be the nearest prior business day on which trading occurred on the NASDAQ Stock Market. The Class A Shares will be issued from the shares authorized for issuance under the Employee Stock Purchase Plan or treasury stock, and the Corporation will pay all transaction costs.

Administration and Eligibility

Since 1997, the Employee Stock Purchase Plan is administered by a Committee appointed by our Board of Directors, by an individual appointed by our Board of Directors, or by the Board of Directors itself (the “ESPP Committee”). The ESPP Committee has the authority to interpret and construe all provisions of the Employee Stock Purchase Plan.

All employees who have been employed by the Corporation for at least ninety (90) days are eligible to participate in the Employee Stock Purchase Plan, except for employees whose customary employment is twenty hours or fewer per week. As of December 31 2019, approximately 15,000 of our employees were eligible to participate in the Employee Stock Purchase Plan.

Participation Terms

An eligible employee may elect to participate in the Employee Stock Purchase Plan by completing and submitting an authorization for payroll deduction form. No interest shall be paid on payroll deductions under the Employee Stock Purchase Plan and no withdrawal is permitted from the Employee Stock Purchase Plan prior to the end of a calendar quarter. An employee cannot have deducted an amount which would: (i) result in the employee owning, after the purchase of Class A Shares in any calendar quarter under the Employee Stock Purchase Plan, five percent or more of the total combined voting power of all outstanding capital stock of the Corporation; or (ii) permit such employee to purchase capital stock of the Corporation under all stock purchase plans of the Corporation at a rate which would exceed $25,000 in fair market value of capital stock in any one year.

At the end of each calendar quarter, each employee shall be deemed to have purchased the number of Class A Shares equal to the total amount of such employee’s payroll deductions during such calendar quarter, divided by the per share purchase price. Employees may purchase Class A Shares only through payroll deductions under the Employee Stock Purchase Plan.

Amendment and Termination

The Board of Directors may amend the Employee Stock Purchase Plan at any time. However, no amendments shall be made without the approval of the shareholders of the Corporation within twelve (12) months of the adoption of such amendment if such amendment would: (i) increase the number of Class A Shares available under the Employee Stock Purchase Plan; or (ii) change the classification of employees eligible to participate in the Employee Stock Purchase Plan.

The Employee Stock Purchase Plan shall terminate upon the first to occur of: (i) all of the Class A Shares reserved for issuance under the Plan have been issued; or (ii) the date on which the Employee Stock Purchase Plan is terminated by the Board of Directors.

Federal Income Tax Consequences

The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. An employee does not have to pay any federal income tax upon joining the Employee Stock Purchase Plan or upon receiving Class A Shares from the Employee Stock Purchase Plan. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells Class A Shares received under the Employee Stock Purchase Plan and the price he or she paid for them.

New Plan Benefits

Participation in the Employee Stock Purchase Plan is voluntary and each eligible employee makes their own decision whether, and to what extent, to participate in the Employee Stock Purchase Plan.  Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Employee Stock Purchase Plan. Mr. and Mrs. Ergen, certain members of their family, and our non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Employee Stock Purchase Plan during 2019:

Name	Number of shares purchased under the Employee Stock Purchase Plan in 2019
NEOs
Charles W. Ergen	—
W. Erik Carlson	726
Paul W. Orban	723
Brian V. Neylon	221
John W. Swieringa	88
All Executive Officers (including the NEOs above - 13 persons)	4,414
All Employee Directors (2 persons)	—
All Non-Employee Directors (6 persons)	—
All Other Employees	573,695
Total	579,867

Other Information

Charles W. Ergen, our Chairman, currently possesses approximately 91.0% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above.  Mr. Ergen has indicated his intention to vote in favor of Proposal No. 3. Accordingly, approval of Proposal No. 3 is assured notwithstanding a contrary vote by any and all shareholders other than Mr. Ergen.

The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3 (Item No. 3 on the enclosed proxy card)

PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In our proxy statement for the 2017 Annual Meeting of Shareholders, the Board of Directors recommended that a non-binding advisory vote on the compensation of our named executive officers be held every three years by our shareholders.  Our shareholders at the 2011 Annual Meeting of Shareholders approved, on a non-binding advisory basis, the holding of a non-binding advisory vote on the compensation of our named executive officers every three years.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement. Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of DISH Network Corporation (the “Corporation”) hereby approve, on a non-binding advisory basis, the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Corporation’s Proxy Statement for its 2020 Annual Meeting of Shareholders (including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion therein).

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation program for our executive officers is guided by several key principles, including attraction, retention and motivation of executive officers over the long-term, recognition of individual and company-wide performance, and creation of shareholder value by aligning the interests of management and our shareholders through equity incentives.  We urge shareholders to read the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation-related actions taken in fiscal 2019 and the compensation paid to our named executive officers.

Charles W. Ergen, our Chairman, currently possesses approximately 91.0% of the total voting power.  Please see “Security Ownership of Certain Beneficial Owners and Management” above.  Mr. Ergen has indicated his intention to vote in favor of Proposal No. 4.  Accordingly, approval of Proposal No. 4 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.

The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 4 (Item No. 4 on the enclosed proxy card).

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC.  As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov.  In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.  The address of that website is https://ir.dish.com.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board.  In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means.  None of our directors, officers, or employees will be specifically compensated for those activities.  We do not expect to pay any compensation for the solicitation of proxies.  However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

SHAREHOLDER COMMUNICATIONS

General.  We provide an informal process for shareholders to send communications to our Board and its members.  Shareholders who wish to contact the Board or any of its members may do so by writing to DISH Network Corporation, Attn:  Board of Directors, 9601 S. Meridian Blvd., Englewood, Colorado 80112.  At the direction of the Board of Directors, all mail received will be opened and screened for security purposes.  Correspondence directed to an individual Board member is referred to that member.  Correspondence not directed to a particular Board member is referred to Timothy A. Messner, Executive Vice President and General Counsel.

Submission of Shareholder Proposals and Director Nominations for 2021 Annual Meeting.  Shareholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Shareholders must submit the proposal or director nomination to us no later than November 20, 2020.  In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2021 Annual Meeting of Shareholders, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to Timothy A. Messner, Executive Vice President and General Counsel, at DISH Network Corporation, 9601 S. Meridian Blvd., Englewood, Colorado 80112 not less than 90 nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting of Shareholders.  Accordingly, any notice given pursuant to our Bylaws and outside the process of Rule 14a-8 must be received no earlier than January 1, 2021 and no later than February 1, 2021.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

OTHER BUSINESS

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement.  However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

By Order of the Board of Directors

BRANDON EHRHART
Secretary

Appendix A

AMENDED AND RESTATED
DISH NETWORK CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.                          PURPOSE.  The DISH Network Corporation Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of DISH Network Corporation, a Nevada corporation, and any successor corporation thereto (collectively, “DISH”), and any current or future parent corporation or subsidiary corporations of DISH which the Board of Directors of DISH (the “Board”) determines should be included in the Plan (collectively referred to as the “Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of DISH (NASDAQ trading symbol “DISH”).  DISH and any parent or subsidiary corporation designated by the Board as a corporation included in the Plan shall be individually referred to herein as a “Participating Company.”  The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.  Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

2.                          ADMINISTRATION.  The Plan shall be administered by the Board and/or by a duly appointed committee or representative of the Board having such powers as shall be specified by the Board.  Any subsequent references to the Board shall also mean the committee or representative if a committee or representative has been appointed.  All questions of interpretation of the Plan shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan.  Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of the Plan; provided, however, that all Participants shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code.  All expenses incurred in connection with administration of the Plan shall be paid by the Company.

3.                          SHARE RESERVE.  The maximum number of shares which may be issued under the Plan shall be 6,800,000 shares of DISH’s authorized but unissued Class A Common Stock or Class A Common Stock which are treasury shares (the “Shares”).

4.                          ELIGIBILITY.  Any full-time employee of a Participating Company is eligible to participate in the Plan after completion of one entire calendar quarter of employment, except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code.  A full time employee is defined as one who is regularly scheduled to work more than 20 hours per week. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company.  In certain circumstances, eligibility may be restricted pursuant to a withdrawal under Section 10(d) of the Plan.

Any employee who transfers from EchoStar Corporation, a Nevada corporation, any successor corporation thereto, or any current or future parent corporation or subsidiary corporations of EchoStar Corporation or its subsidiaries (collectively, “SATS”) to the Company shall be given credit for purposes of Plan eligibility for all prior service at SATS; provided that employees of future SATS subsidiaries that are acquired shall be given credit for purposes of Plan eligibility for prior service at SATS only if at the time of such employee’s transfer to the Company such employee is eligible to participate in SATS’s Employee Stock Participation Plan.

5.                          OFFERING DATES.

(a)  OFFERING PERIODS.  Except as otherwise set forth below, the Plan shall initially be implemented by offerings (individually, an “Offering”) of two (2) years duration (an “Offering Period”).  The first Offering will commence on October 1, 1997 and subsequent Offerings would commence every two years thereafter until the Plan terminates, unless earlier modified in the Board’s discretion.  The first day of an Offering Period shall be the “Offering Date” for such Offering Period.  In the event the Offering Date would fall on a holiday or weekend, the Offering Date shall instead be the first business day after such day.  Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. Eligible employees may not participate in more than one Offering at a time.

(b)  PURCHASE PERIODS.  Each Offering Period shall initially consist of eight (8)  purchase periods of three (3) months duration (individually, a “Purchase Period”).  The last day of the Purchase Period shall be the “Purchase Date” for such Purchase Period.  A Purchase Period commencing on January 1 shall end on March 31.  A Purchase Period commencing on April 1 shall end on June 30.  A Purchase Period commencing on July 1 shall end on September 30.  A Purchase Period commencing on October 1 shall end on December 31.  In the event the Purchase Date would fall on a holiday or weekend, the Purchase Date shall instead be the last business day prior to such day.  Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. An employee who becomes eligible to participate in an Offering after the initial Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period during that Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.

(c)  GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL.  Notwithstanding any other provision of the Plan to the contrary, all transactions pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Shares (including compliance with the Securities Act of 1933 and any applicable state securities laws), and (ii) obtaining stockholder approval of the Plan.  Notwithstanding the foregoing, stockholder approval shall not be necessary in order to commence the Plan’s initial Offering Period; provided, however, that the purchase of Shares at the end of such Offering Period shall be subject to obtaining stockholder approval of the Plan.

6.                          PARTICIPATION IN THE PLAN.

(a)  INITIAL PARTICIPATION.  An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office (at Company headquarters) not later than the close of business for such payroll office on the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the employee’s election to participate in the Plan and authorizing payroll deductions.  An eligible employee who does not deliver a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for the initial Purchase Period or for any subsequent Purchase Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the last business day before the commencement of a subsequent Purchase Period or Offering Date.  DISH may, from time to time, change the Subscription Date as deemed advisable by DISH in its sole discretion for proper administration of the Plan.

(b)  CONTINUED PARTICIPATION.  A Participant shall automatically participate in the Purchase Period commencing immediately after the first Purchase Date of the initial Offering Period in which the Participant participates, and all subsequent Purchase Periods within that Offering, until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Offering or Plan pursuant to paragraphs 10(a) or 10(b) or (iii) terminates employment as provided in paragraph 11.  Similarly, except as provided in the preceding sentence, a Participant shall automatically participate in the Offering Period commencing immediately after the last Purchase Date of the prior Offering Period in which the Participant participates, and all subsequent Offering Periods pursuant to this Plan.  However, a Participant may deliver a subscription agreement with respect to a subsequent Purchase or Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective subscription agreement.

7.                          PURCHASE PRICE.  The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the per share Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the per share fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the per share fair market value of the Shares on the Purchase Date for such Purchase Period.  Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the fair market value of the Shares on the given Purchase Date.  The fair market value of the Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System for the Purchase Date (or the average of the closing bid and asked prices), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

8.                          PAYMENT OF PURCHASE PRICE.  Shares which are acquired pursuant to the Plan may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period.  For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (a) shall include all wages, salaries, commissions and bonuses after deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include occasional awards such as DISH Launch Bonus awards, stock option exercise compensation or other or any other payments not specifically referenced in (a).  Except as set forth below, the deduction amount to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement, and the amount of such payroll deductions shall be given the lowest priority so that all other required and voluntary payroll deductions from a Participant’s Compensation are withheld prior to subscription agreement amounts.

(a)  LIMITATIONS ON PAYROLL WITHHOLDING.  The amount of payroll withholding with respect to the Plan for any Participant during any Offering Period shall be elected by the Participant and shall be stated as a dollar amount.  Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(b)  PAYROLL WITHHOLDING.  Payroll deductions shall commence on the first pay date beginning after the Offering Date, as designated by DISH, and shall continue to the last pay date before the end of the Offering Period, as designated by DISH, unless sooner altered or terminated as provided in the Plan.

(c)  PARTICIPANT ACCOUNTS.  Individual accounts shall be maintained for each Participant.  All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(d)  NO INTEREST PAID.  Interest shall not be paid on sums withheld from a Participant’s Compensation.

(e)  PURCHASE OF SHARES.  On each Purchase Date of an Offering Period, each Participant whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire the number of Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price. No shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.  If the Broker is unable to administer purchases of fractional shares, only whole shares shall be purchased, and any remaining cash in the Participant’s Account shall be carried over to the next Purchase Period, if the participant is continuing to participate in the next Purchase Period.

(f)  REMAINING CASH BALANCE.  Any cash balance remaining in the Participant’s account after a Purchase Date shall be carried over to the next Purchase Period if the Participant is continuing to participate in the next Purchase Period.  Any cash balance remaining upon a Participant’s termination of participation in the Plan or termination of the Plan itself shall be refunded as soon as practicable after such event.

(g)  TAX WITHHOLDING.  At the time the Shares are purchased, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon the purchase of Shares and/or upon disposition of Shares, respectively.  The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.

(h)  COMPANY ESTABLISHED PROCEDURES.  The Board may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.  Notice of new or amended procedures pursuant to this section shall be communicated to all eligible participants in a manner reasonably determined by the Board to reach all participants in a cost efficient manner.

9.                          LIMITATIONS ON PURCHASE OF SHARES: RIGHTS AS A STOCKHOLDER.

(a)  FAIR MARKET VALUE LIMITATION.  Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by DISH or a parent or subsidiary corporation of DISH) in an amount which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for any calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

(b)  PRO RATA ALLOCATION.  In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.  Any cash balance remaining after such allocation shall be refunded to Participants as soon as practicable.

(c)  RIGHTS AS A STOCKHOLDER AND EMPLOYEE.  A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of issuance of stock for the Shares being purchased pursuant to the Plan.  Moreover, Shares shall not be issued and a Participant shall not be permitted to purchase shares unless and until such Shares have been registered under the Securities Act of 1933 on an effective S-8 registration and any applicable registration requirements under the National Association of Securities Dealers rules are satisfied.  No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock is issued.  Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant’s employment at any time.

(d)  USE OF A CAPTIVE STOCK BROKER.  In order to reduce paperwork and properly track and report Participant’s acquisition and disposition of Shares purchased pursuant to the Plan, the Company may, in its discretion, designate one or more stock brokers as a “captive” broker (“Broker”) for receiving Participants’ shares and maintaining individual accounts for each Participant. The initial Broker shall be Charles Schwab and Co., Inc.  The Company and the Broker may establish such account procedures and restrictions as are necessary to carry out their respective functions and properly administer the Plan (see, for example, Section 19).

(e)  RIGHT TO ISSUANCE OF SHARE CERTIFICATE.  Initially, Participants will not receive share certificates from DISH representing the Shares purchased pursuant to the Plan. Instead, the Company shall issue one share certificate to the Broker for all Shares purchased on a Purchase Date, followed by electronic allocation by the Broker among all Participants according to their respective contributions.  A Participant may obtain a share certificate for his or her actual share amount only from the Broker according to such Broker’s procedures.  This limitation may be modified by the Board in its discretion at any time.

10.                   WITHDRAWAL.

(a)  WITHDRAWAL FROM AN OFFERING.  A Participant may not withdraw from an Offering and stop payroll deductions during a Purchase Period.  Any notice of withdrawal submitted by a Participant (on a form provided by the Company for such purpose) to DISH’s payroll office after the commencement of a Purchase Period but prior to a Purchase Date shall only be effective for the next subsequent Purchase Period.  No cash refunds of payroll deduction amounts from a Participant’s account shall be made prior to the next scheduled Purchase Date.

After the next scheduled Purchase Date, refund of any excess dollar amount(s) in Participant’s account will be made in accordance with Section 8(f) of this Plan.

Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date.  A Participant who withdraws from an Offering for one or more Purchase Periods may not resume participation in the Plan during the same Purchase Period, but may participate in any subsequent Offering, or in any subsequent Purchase Period within the same Offering, by again satisfying the requirements of paragraphs 4 and 6(a) above.

(b)  WITHDRAWAL FROM THE PLAN.  A Participant may voluntarily withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company’s payroll office.  The effect of withdrawal from the Plan shall be in accordance with Section 10(a) above.

(c)  RETURN OF PAYROLL DEDUCTIONS.  Upon withdrawal from an Offering or the Plan pursuant to paragraphs 10(a) or 10(b), respectively, the withdrawn Participant’s accumulated payroll deductions will first be applied toward the purchase of Shares at the Purchase Date and any balance remaining shall be returned as soon as practicable after the withdrawal, in accordance with Section 8(f) of this Plan. The Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.

(d)  PARTICIPATION FOLLOWING WITHDRAWAL.  An employee who is also an officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to paragraph 10(a) above or withdrawal from the Plan pursuant to paragraph 10(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.

(e)  MODIFICATION OF WITHDRAWAL RIGHTS.  The Company may, from time to time, establish a procedure pursuant to which a participant may elect (i) to withdraw from the Offering or the Plan during a Purchase or Offering Period pursuant to this paragraph 10, and (ii) to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect.  If established, any such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company within a reasonable period of time prior to the effective date thereof.

11.                   TERMINATION OF EMPLOYMENT.  Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately.  In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate.  Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 11. DISH may establish a date which is a reasonable number of days prior to the Purchase Date as a cutoff for return of a Participant’s payroll deductions in the form of cash.

After the cutoff date, Shares will be purchased for the terminated employee in accordance with paragraph 10(c), above.  A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

12.                   TRANSFER OF CONTROL.  A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to DISH:

(a)  a merger or consolidation in which DISH is not the surviving corporation;

(b)  a reverse triangular merger or consolidation in which DISH is the surviving corporation where the stockholders of DISH before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of DISH; or

(c)  the sale, exchange, or transfer of all or substantially all of DISH’s assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of DISH before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan.  All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

13.                   CAPITAL CHANGES.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the Offering Exercise Price, (b) the number of shares subject to purchase by Participants, and (c) the Plan’s share reserve amount.

14.                   NON-TRANSFERABILITY.  Prior to a Purchase Date, a Participant’s rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares in any manner that he or she deems fit.  However, the Company, in its absolute discretion, may impose such restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares (see also Sections 9(d) and 19).

15.                   REPORTS.  Each Participant shall receive, within a reasonable period after the Purchase Date, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 8(f) above, if any.  Each Participant who acquires shares pursuant to the Plan shall be provided information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.                   PLAN TERM.  This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.

17.                   RESTRICTION ON ISSUANCE OF SHARES.  The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities.  A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations.  In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act.  As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

18.                   LEGENDS.  The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions or any provision(s) convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph.  Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to any legend required to be placed thereon by the Colorado Secretary of State.

19.                   NOTIFICATION OF SALE OF SHARES.  The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired under the Plan within two years from the date of commencement of an Offering Period or one year from the Purchase Date.  The Company may direct that the certificates evidencing Shares acquired by the Participant refer to such requirement to give prompt notice of disposition.  Additionally, the Company and the Broker may impose such restrictions or procedures related to transfer of shares acquired under the Plan as are necessary for the Company to obtain sufficient notice of disposition, in order to comply with governmental requirements related to Form W-2 reporting, payroll tax withholding, employment tax liability and corporate income taxes.

20.                   AMENDMENT OR TERMINATION OF THE PLAN.  The Board may at any time amend or terminate the Plan, except that such amendment or termination shall not affect Shares purchased under the Plan, (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws).  In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

Furthermore, the approval of the Company’s stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DISH NETWORK CORPORATION 9601 S. MERIDIAN BLVD. ENGLEWOOD, CO 80112 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D00552-P36707-Z76608 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DISH NETWORK CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect nine directors to our Board of Directors; Nominees: 01) Kathleen Q. Abernathy 02) George R. Brokaw 03) James DeFranco 04) Cantey M. Ergen 05) Charles W. Ergen 06) Afshin Mohebbi 07) Tom A. Ortolf 08) Joseph T. Proietti 09) Carl E. Vogel For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; 3. To amend and restate our Employee Stock Purchase Plan; and 4. To conduct a non-binding advisory vote on executive compensation. NOTE: To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Meeting Information* 2020 Annual Meeting of Shareholders May 1, 2020 at 12:00 Noon, local time at DISH Network Corporation Corporate Offices 9601 S. Meridian Blvd. Englewood, Colorado 80112 *Depending on concerns about the Coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Colorado. We would publicly announce a determination to hold, and the means for accessing, a Virtual Annual Meeting in a press release available at https://ir.dish.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D00553-P36707-Z76608 DISH NETWORK CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Charles W. Ergen and Timothy A. Messner, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares and Class B Shares of DISH Network Corporation held of record by the undersigned on March 10, 2020, at the Annual Meeting of Shareholders to be held on May 1, 2020, or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF EACH OF THE NINE DIRECTORS SET FORTH ABOVE, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2020, (3) TO AMEND AND RESTATE OUR EMPLOYEE STOCK PURCHASE PLAN, AND (4) TO CONDUCT A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ON THE REVERSE SIDE. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: